ARRANGEMENT AGREEMENT

among:

COUNTERPATH SOLUTIONS, INC.,
a Nevada corporation;

6789722 CANADA INC.,
a Canada corporation;

and

NEWHEIGHTS SOFTWARE CORPORATION,
a Canadian corporation

Dated as of June 15, 2007

2

ARRANGEMENT AGREEMENT

     THIS ARRANGEMENT AGREEMENT (“Agreement”) is made and entered into as of June 15, 2007, by and among COUNTERPATH SOLUTIONS, INC., a Nevada Corporation (“Parent”); 6789722 CANADA INC., a Canada corporation and a direct wholly owned subsidiary of Parent (“ExchangeCo”), and NEWHEIGHTS SOFTWARE CORPORATION, a Canada corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Schedule A.

RECITALS

A. The respective boards of directors of the Company, Parent and ExchangeCo and have approved the transactions contemplated by this Agreement, and the board of directors of the Company has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders for approval;

B. The Arrangement is intended to provide to holders of Common Shares who are Canadian Residents (as defined in Section 1.4) the opportunity to dispose of their Common Shares in return for Exchangeable Shares on a tax-deferred or “rollover” basis for Canadian income tax purposes pursuant to the provisions of Section 85 of the Income Tax Act (Canada) and Section 1.4; and

C. In order to induce Parent to enter into this Agreement and to consummate the Arrangement, concurrently with the execution and delivery of this Agreement certain shareholders of the Company are executing shareholder support agreements in favor of Parent (the “Shareholder Support Agreements”).

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.	DESCRIPTION OF TRANSACTION

1.1	Implementation Steps by the Company

The Company covenants in favor of Parent and ExchangeCo that the Company shall:

(a)

as soon as practicable after the execution of this Agreement, apply in a manner acceptable to Parent, acting reasonably, under Section 192 of the CBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

(b)

as soon as practicable after the execution of this Agreement, convene and hold the Company Securityholders’ Meeting in accordance with Section 5.1 for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be acceptable to Parent, acting reasonably, and as may be set out in the notice for such meeting); provided, however, that the Company and Parent, acting reasonably and jointly, shall be entitled to adjourn or postpone the Company Securityholders’ Meeting for a period of time agreed to by both the Company and Parent, if on the scheduled date of such Company Securityholders’ Meeting all of the Consents required pursuant to Section 6.4 have not been obtained;

(c) subject to obtaining such approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court under Section 192 of the CBCA for the Final Order;

(d)

subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement pursuant to Section 192 of the CBCA;

(e)

on or prior to the Effective Date and subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in its favor, execute and deliver the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement; and

(f)

provide Parent with copies of and a reasonable opportunity to comment on all applications, circulars and other documents prepared by or on behalf of the Company in connection with the Arrangement and make any changes to such applications, circulars and documents as are acceptable to the Company and Parent, each acting reasonably.

1.2	Implementation Steps by Parent and ExchangeCo

     Parent and ExchangeCo covenant in favor of the Company that, on or prior to the Effective Date and subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of Parent and ExchangeCo:

	(a)	Parent shall, as soon as reasonably practicable, amend the certificate of incorporation and charter of the Parent to create the Special Voting Shares;

	(b)	Parent and ExchangeCo shall execute and deliver the Exchangeable Share Support Agreement;

	(c)	Parent shall amend the articles of ExchangeCo to create Exchangeable Shares prior to the Effective Time in a manner reasonably acceptable to the Company;

	(d)	Parent and ExchangeCo shall execute and deliver the Voting and Exchange Trust Agreement;

	(e)	Parent shall issue to and deposit with the Trustee the Special Voting Share in consideration of the payment to the Parent of $1.00; and

	(f)	Parent shall execute the Registration Rights Agreement.

1.3	Interim Order

     In the notice of motion for the application contemplated by Section 1.1(a), the Company shall request that the Interim Order provide:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Securityholders’ Meeting and for the manner in which such notice is to be provided;

(b)

that the requisite approval for the Arrangement Resolution shall be two-thirds of the votes cast on the Arrangement Resolution by the Company Securityholders, voting as a single class, present in person or by proxy at the Company Securityholders’ Meeting, and that each holder of Common Shares is entitled to one vote for each Common Share held and each holder of Company Options is entitled to the number of votes represented by the number of Common Shares into which such holder’s Company Option is convertible, rounded to the nearest whole share and without regard to vesting requirements, if any;

(c)

that, in all other respects, the terms, restrictions and conditions of the bylaws and articles of incorporation of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Securityholders’ Meeting; provided, however, the Company shall request that the Interim Order provide that the Company and Parent, acting reasonably and jointly, shall be entitled to adjourn or postpone the Company Securityholders’ Meeting for a period of time agreed to by both the Company and Parent, if on the scheduled date of such Company Securityholders’ Meeting all of the Consents required pursuant to Section 6.4 have not been obtained; and

(d)	for the grant of Dissent Rights to the holders of Common Shares.

As part of its application for the Interim Order and the Final Order, the Company and the Parent shall, prior to the hearing in relation to the Final Order, advise the Court that the Company intends to rely on the exemption from the registration requirements of the United States Securities Act of 1933 provided by Section 3(a)(10) of that enactment based on the Court's approval of the fairness of the Arrangement.

1.4	Articles of Arrangement

     The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

(a)

that each outstanding Common Share (other than (i) the Common Shares that are held by holders who have exercised their Dissent Rights in accordance with Article 3 of the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such Common Shares and (ii) the Common Shares that are held by Parent or any of its Affiliates, if any) that is held by a holder who is a resident of Canada for purposes of the Income Tax Act (Canada) (a “Canadian Resident”) and has elected, in a duly completed letter of transmittal and election form deposited with the Company no later than the Election Deadline, shall be transferred by the holder thereof to ExchangeCo in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio, as such number may be adjusted in accordance with Section 1.5 (hereinafter referred to as the “Exchangeable Share Exchange Ratio”) and the name of each such holder will be removed from the register of holders of Common Shares and added to the register of holders of Exchangeable Shares and ExchangeCo will be recorded as the holder of such Common Shares so transferred and shall be deemed to be the legal and beneficial owner thereof; provided that, for purposes of clarifying the foregoing, (1) the holders of Common Shares who are Canadian Residents and who make or are deemed to have made an effective Parent Stock Election (as defined below) on or prior to the Election Deadline will no longer be, and (2) the holders of Common Shares who are not Canadian Residents will not be, entitled to receive Exchangeable Shares and will be entitled to receive only shares of Parent Common Stock in accordance with Section 1.4(b);

(b)

that each outstanding Common Share (other than: (i) the Common Shares that are held by holders who have exercised their Dissent Rights in accordance with Article 3 of the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such Common Shares, and (ii) the Common Shares that are held by Parent or any of its Affiliates, if any) that is held by a holder who is not a Canadian Resident or who is a Canadian Resident that has elected, in a duly completed letter of transmittal and election form deposited with the Company (a “Parent Stock Election”) no later than the Election

Deadline or has been deemed to have so elected shall be transferred by the holder to Parent in exchange for that number or fractions of fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio, as such number may be adjusted in accordance with Section 1.5 (hereinafter referred to as the “Parent Stock Exchange Ratio”), and the name of each such holder of Common Shares shall be removed from the register of holders of Common Shares and added to the register of holders of Parent Common Stock and the Parent will be recorded as the holder of such Common Shares so transferred and will be deemed to be the legal and beneficial owner thereof;

(c)	no fractional Exchangeable Shares or fractional shares of Parent Common Stock shall be delivered and all such fractions shall be rounded down to the nearest whole number; and

(d)

that each Company Option that is outstanding and unexercised immediately prior to the Effective Time will be exchanged for an option to purchase Parent Common Stock pursuant to the terms of Section 5.3.

1.5	Adjustments in the Parent Stock Exchange Ratio and the Exchangeable Share Exchange Ratio.

     If, between the date of this Agreement and the Effective Time, the outstanding Common Shares or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Parent Stock Exchange Ratio and the Exchangeable Share Exchange Ratio shall be appropriately adjusted.

1.6	Management Proxy Circular

     As promptly as practicable after the execution of this Agreement, and in any event within 14 days thereafter, the Company, in consultation with Parent, shall prepare the Management Proxy Circular (which shall be in form and content acceptable to Parent, acting reasonably) together with any other documents required by the Canadian Securities Laws or other applicable Legal Requirements in connection with the Arrangement, and the Company shall cause the Management Proxy Circular and other documentation required in connection with the Company Securityholders’ Meeting to be sent to each holder of Common Shares and Company Options and filed as required by the Interim Order and applicable Legal Requirements.

1.7	Preparation of Filings

(a)	Parent and the Company shall use their reasonable efforts to co-operate with one another in:

(i)

the preparation of any application for the orders, any required registration statements and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under United States federal or state securities laws and under Canadian Securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

(ii)

the taking of all such action as may be required under any applicable United States federal or state securities laws (including “blue sky laws”) and any applicable Canadian Securities Laws in connection with the issuance of the Exchangeable Shares and the Parent Common Stock in connection with the Arrangement or the issuance and exercise of the Replacement Options, if any are outstanding immediately prior to the Effective Time; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, with respect to the United States “blue sky” and Canadian Securities Laws, neither Parent nor the Company (or any Subsidiary or Affiliate of Parent or the Company) shall be required to register or qualify as a foreign corporation or reporting issuer where any such Entity is not now or on the Effective Date so registered or qualified; and

	(iii)	the taking of all such action as may be required under the CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

(b)

Each of Parent and the Company shall furnish to the other all such information concerning it and its shareholders as may be required for the effectuation of the actions described in Section 1.6 and this Section 1.7.

(c)

Each of Parent and the Company will notify the other promptly of the receipt of any comments from Canadian Securities Commissions, the SEC or its staff and of any request by Canadian Securities Commissions, the Director, the SEC or its staff for amendments or supplements to the Management Proxy Circular or a registration statement described in Section 1.6 or for additional information, and will supply the other with copies of all correspondence with Canadian Securities Commissions, the SEC or its staff with respect to the Management Proxy Circular or any such registration statement. Parent and the Company shall each promptly notify the other if at any time before or after the Effective Time it becomes aware that the Management Proxy Circular or an application for an order or a registration statement described in Section 1.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Management Proxy Circular or such application or registration statement. In any such event, Parent and the Company shall co-operate in the preparation of a supplement or amendment to the Management Proxy Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of the Company and/or filed with the relevant securities regulatory authorities and/or stock exchanges.

(d)

The Company shall ensure that the Management Proxy Circular complies with all applicable Legal Requirements. Without limiting the generality of the foregoing, the Company shall ensure that the Management Proxy Circular provides the Company Securityholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Company Securityholders’ Meeting and Parent shall provide all information regarding Parent reasonably necessary for the Company to do so.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company’s representations and warranties to Parent and ExchangeCo are set forth in Schedule B attached hereto.

3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND EXCHANGECO

     Parent’s and ExchangeCo’s representations and warranties to the Company are set forth in Schedule C attached thereto.

4.	CERTAIN COVENANTS PENDING COMPLETION OF THE ARRANGEMENT

4.1	Access and Investigation

(a)

During the period from the date of this Agreement to the earlier of (A) the Effective Time and (B) the termination of this Agreement pursuant to the terms of Section 8.1 (the “Pre- Closing Period”), the Company and Parent shall, and shall cause their respective Representatives to: (1) provide the other and their respective Representatives with reasonable access to their Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations or Parent, as the case may be; and (2) provide the other and their respective Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations or Parent, as the case may be, and with such additional financial, operating and other data and information as the other may reasonably request.

(b)	Parent and the Company agree that the Confidentiality Agreement shall apply to all documents and information provided pursuant to Section 4.1(a).

4.2	Operation of Business.

(a)

During the Pre-Closing Period: (i) the Company and Parent shall ensure that each of them conducts their business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements; (ii) shall use all reasonable efforts to ensure that each of them preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with them; (iii) keep in full force all existing insurance policies or renewals thereof; (iv) cause to be provided all notices, assurances and support required by any Contract relating to any Proprietary Asset in order to ensure that no condition under such Contract occurs that could result in, or could increase the likelihood of a breach or violation thereof; (v) shall promptly notify the other of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced, or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any party or that relates to the consummation of the transactions contemplated by this Agreement.

(b)

During the Pre-Closing Period, the Company shall not and shall not permit any Acquired Corporation, on the one hand, and Parent, on the other, shall not (except (i) with the prior written consent of the other party, which shall not be unreasonably withheld or delayed and (ii) with respect to any matter that is expressly required by this Agreement):

(i)

declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any of its shares or other securities;

(ii)

except as contemplated herein, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, arrangement, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(iii)

enter into or become bound by, or permit any of the assets owned or used by it to become bound by, (A) any material contract, or amend or terminate, or waive or exercise any material right or remedy under any existing material contract which relate to (1) any distribution arrangements, (2) any Proprietary Asset which is material to any of their respective businesses, (3) the license of any Proprietary Asset by or to any Person on an exclusive basis or (4) a third party’s ability to consent to any the transactions contemplated by this Agreement, or (B) any material contract not otherwise described above other than in the ordinary course of business and consistent with past practice;

(iv)

acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

(v)	make any material Tax election;

(vi)	commence any Legal Proceeding (other than (A) for the routine collection of amounts owing or (B) in respect of a breach of this Agreement) or settle any Legal Proceeding;

(vii)	enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

(viii)	agree or commit to take any of the foregoing actions.

(c)

During the Pre-Closing Period, each of Parent and the Company (the “Notifying Party”) shall promptly notify the other party in writing of: (i) the discovery by the Notifying Party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Notifying Party; (iv) where the Company is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by the Company of any of the conditions set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (v) where Parent is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by Parent of any of the conditions set forth in Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent. Without limiting the generality of the foregoing, each of Parent and the Company, as the case may be shall promptly advise the other party in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to Parent, on the one hand, and the Company or any of the Acquired Corporations, on the other hand. No notification given to Parent or the Company pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the other party contained in this Agreement.

(d)

During the Pre-Closing Period, neither the Company nor Parent shall and shall not permit any of their respective subsidiaries to, except as contemplated herein or with the prior written consent of the other:

(i)

sell, issue, grant or authorize the issuance or grant of (A) any shares or other capital stock or other security, (B) any option, call, warrant or right to acquire any shares or other capital stock or other security or (C) any instrument convertible into or exchangeable for any shares or other capital stock or other security, except the issuance of shares upon the valid exercise of any stock options outstanding as of the date of this Agreement; or

(ii)

establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except (A) routine, reasonable salary increases in connection with customary employee review process that do not in aggregate exceed $25,000 per year, and (B) may pay customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans that do not in the aggregate exceed $50,000).

4.3	No Solicitation.

(a)

Each of the Company and Parent, as the case may be, shall not directly or indirectly, and shall not authorize or permit any of their respective subsidiaries or any Representative directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, (ii) furnish any information to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval the Arrangement by the Required Company Securityholder Vote, this Section 4.3(a) shall not prohibit either party from entering into a confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company or Parent, as the case may be, and containing customary “standstill” provisions (a “Standard Confidentiality Agreement”), furnishing information to, or entering into discussions or negotiations with, any Person in response to an unsolicited written bona fide Offer that is reasonably likely to lead to a Superior Offer that is submitted to the Company or Parent, as the case may be, by such Person (and not withdrawn) or endorsing or recommending a Superior Offer if (1) neither the Company, Parent nor any of their respective Representatives shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3 in a manner that directly or indirectly has led or contributed to the submission of such Offer, (2) the board of directors of the Company concludes in good faith, after considering the written advice of its outside legal counsel or Parent, as the case may be, that such action is required in order for the board of directors to comply with its fiduciary obligations under applicable law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company or Parent, as the case may be, gives to the other party hereto written notice of the identity of such Person and of the Company’s or Parent’s, as the case may be, intention to furnish nonpublic information to, or enter into discussions with, such Person, and acknowledging the receipt from such Person of an executed Standard Confidentiality Agreement, and (4) at the same time as it furnishes any nonpublic information to such

Person, furnishes such information to the other party hereto (to the extent such nonpublic information has not been previously furnished). The parties agree that for purposes of the preceding sentence (but for no other purpose), an Offer which is conditioned upon completion of due diligence shall be deemed to constitute a “Superior Offer” if such Offer otherwise meets the definition of “Superior Offer”. Without limiting the generality of the foregoing, the Company and Parent acknowledge and agree that any action inconsistent with any of the provisions set forth in the preceding sentence by any Representative, whether or not such Representative is purporting to so act shall be deemed to constitute a breach of this Section 4.3 by the Company or Parent, as the case may be.

(b)

The Company or Parent, as the case may be, shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal) advise the other party orally and in writing of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company or Parent, as the case may be, shall keep the other party fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c)

The Company and Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal. The Company or the Parent, as the case may be, will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person.

(d)

The Company or Parent, as the case may be, shall not enter into any agreement, commitment or understanding with respect to any Acquisition Proposal unless (i) their respective boards of directors has determined that such Acquisition Proposal is a Superior Proposal, (ii) provided to the other party hereto with copies of such agreements proposed to be entered into in connection therewith; and (iii) unless waived by the other party hereto, a period of five business days has lapsed from the date of providing such information and, during which time, the parties have attempted in good faith to negotiate such amendments or changes to the transactions contemplated herein such that the Acquisition Proposal no longer constitutes a Superior Proposal, failing which the party may enter into such agreements to effect such Superior Proposal.

(e)

Unless the Company, or Parent, as the case may be, has determined that an Acquisition Proposal is a Superior Proposal and has otherwise complied with the terms of this Section 4.3, the Company and Parent, as the case may be, agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which any of them are a party or under which any of them have any rights, and will use their best efforts to enforce or cause to be enforced each such agreement at the request of the other party.

5.	ADDITIONAL COVENANTS OF THE PARTIES

5.1	Securityholders’ Meetings.

(a)

The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of all Company Securityholders to vote on the approval of the Arrangement (the “Company Securityholders’ Meeting”). The Company Securityholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement. The Company shall ensure that all proxies solicited in connection with the Company Securityholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b)

The Management Proxy Circular shall include a statement to the effect that the board of directors of the Company unanimously recommends that the Company Securityholders vote to approve the Arrangement at the Company Securityholders’ Meeting (the unanimous recommendation of the Company’s board of directors that the Company Securityholders vote to approve the Arrangement being referred to as the “Company Board Recommendation”).

(c)

Notwithstanding Section 5.1(b), at any time prior to the approval of this Agreement by the Required Company Securityholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent.

(d)

Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of all holders of common stock of Parent to vote on the approval of or to obtain consent in writing to the amendment of the certificate of incorporation of Parent to permit the creation of the Special Voting Shares as promptly as practical after the date of this Agreement. Parent shall ensure that all proxies solicited, if any, or written consents obtained in connection with such amendment are solicited in compliance with all applicable Legal Requirements.

5.2	Regulatory Approvals

     Each party shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Arrangement and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under applicable foreign antitrust laws or regulations in connection with the Arrangement, if applicable. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received in connection therewith. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Arrangement or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Arrangement. Except as may be prohibited by any Governmental Body or by any Legal Requirement, (a) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the Arrangement, and (b) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

5.3	Company Options

(a)

Subject to Section 5.3(b), at the Effective Time (but following sequentially after Parent has acquired sufficient Common Shares so as to control the Company), each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be exchanged for an option (a “Replacement Option”) to purchase that number of shares of Parent Common Stock equal to the number of Common Shares subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, the per share exercise price under each such Replacement Option shall be $0.40 (regardless of the exercise price previously applicable to that Company Option), Parent shall be deemed to have assumed and adopted the Company’s obligations under each such Company Option and any document or agreement previously evidencing a Company Option will thereafter evidence and be deemed to evidence such Replacement Option. Any restriction on the exercise of any such option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such option shall otherwise remain unchanged; provided, however, that each Replacement Option assumed by Parent in accordance with this Section 5.3(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction affecting the shares of Parent Common Stock subsequent to the Effective Time.

(b)

Notwithstanding anything to the contrary contained in this Section 5.3, in lieu of assuming outstanding Company Options in accordance with Section 5.3(a), Parent may, at its election, cause such outstanding Company Options to be cancelled upon the issuance by Parent of substantially equivalent replacement stock options in substitution therefor; provided that the term, exercisability, vesting schedule and other provisions of such replacement options shall be equivalent to the Company Options.

(c)

As soon as commercially reasonable after the Effective Date, Parent shall file with the SEC a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Replacement Options assumed by Parent in accordance with this Section 5.3(a) or issued under 5.3(c).

(d)

Prior to the Effective Time, the Company shall use its reasonable best efforts to take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.3.

5.4	Indemnification of Officers and Directors.

(a)

All rights to indemnification existing in favor of those Persons who are directors and officers of any Acquired Corporation as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement shall survive the Arrangement and shall be the obligation of the Company and Parent for a period of six years from the Effective Time.

(b)

From the Effective Time until the sixth anniversary of the Effective Time, Parent or the Company shall maintain in effect, or procure run-off coverage for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, under any existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement or include the Indemnified Persons under any such policy in place by Parent (the “Existing Policy”), to the extent that directors’ and officers’ liability insurance coverage is commercially available and with a reasonable premium therefore; provided, however, that Parent or the Company, as the case may be, may substitute for the Existing Policy a policy or policies of comparable coverage.

5.5	Additional Agreements

(a)

Subject to Section 5.5(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Arrangement and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.5(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Arrangement and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Arrangement or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Arrangement. Each of Parent and the Company shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre- Closing Period.

(b)

Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding relating to the Arrangement if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

5.6	Board of Directors

     On Closing, Parent and Company will have taken all necessary steps to ensure that their respective boards of directors consists of the following individuals:

Terry Matthews, Chairman;
Chris Cooper;
Larry Timlick;
Owen Matthews, Vice Chairman;
Mark Bruk, Vice Chairman;
Greg Pelling; and
Donovan Jones.

5.7	Officers

     On Closing, Parent will have taken all commercially reasonable steps to ensure that its officers consists of the following individuals:

Greg Pelling as Chief Executive Officer;
Donovan Jones as President and Chief Operating Officer;
Jason Fischl as Chief Technology Officer;
David Karp as Chief Financial Officer; and
Andrew Fisher as Executive Vice President Business Development.

5.8	Financing

      On or before Closing, Parent will complete an equity financing (other than pursuant to the Wesley Clover Subscription Agreement) of not less than $1,000,000, up to a maximum of $2,000,000, at a price of $0.40 per share of Parent Common Stock.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND EXCHANGECO

     The obligations of Parent and ExchangeCo to effect the Arrangement and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (it being understood that as of the Effective Time, all conditions herein shall be deemed to be satisfied and any liability for failure to satisfy any condition herein shall be precluded):

6.1	Accuracy of Representations

     The representations and warranties of the Company contained in Schedule B of this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except (i) for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time and (ii) as such representations and warranties may be affected by transactions expressly required pursuant to this Agreement or pursuant to the written consent of Parent), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

6.2	Performance of Covenants

     Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3	Securityholder Approval; Exercise of Dissent Rights

(a)

The Arrangement shall have been duly approved by the Required Company Securityholder Vote and holders of not more than 5% of the Common Shares issued and outstanding immediately prior to the Effective Time (which issued and outstanding Common Shares shall include Common Shares issuable pursuant to stock options, warrants or any other security of the Company that is granted and outstanding, if, pursuant to any Legal Requirement, including the Interim Order, any securityholder of the Company other than the holders of Common Shares is entitled to exercise Dissent Rights with respect to such options, warrants or other securities) shall have exercised their Dissent Rights (and not withdrawn such exercise) in connection with the Arrangement.

(b)

The Arrangement shall have been duly approved by the Required Company Securityholder Vote in accordance with any conditions in addition to those set forth in Section 6.3(a) which may be imposed by the Interim Order and which are satisfactory to Parent, acting reasonably.

6.4	Consents

     The Consents or approvals which Parent has identified and advised the Company in writing as being necessary in connection with the completion of the Arrangement shall have been obtained on terms acceptable to Parent, acting reasonably, and shall be in full force and effect.

6.5	Agreements and Documents

     Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(a)	Plan of Arrangement;

(b)	Exchangeable Share Support Agreement;

(c)	Voting and Exchange Trust Agreement;

(d)	Wesley Clover Subscription Agreement (including the Escrow Agreement referred to therein);

(e)	a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Section 7 have been waived or duly satisfied; and

(f)	the written resignations of such of the officers and directors and resolutions of each of the Acquired Corporations, effective as of the Effective Time as contemplated herein.

6.6	No Material Adverse Change

     Since the date of this Agreement, there shall not have occurred any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in a Material Adverse Change on the Acquired Corporations.

6.7	Court Orders

     The Interim Order and the Final Order shall each have been obtained in a form and on terms reasonably satisfactory to Parent and shall not have been set aside or modified (on appeal or otherwise) in a manner unacceptable to Parent (acting reasonably).

6.8	No Restraints

     No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Arrangement that makes consummation of the Arrangement illegal.

6.9	No Governmental or Other Litigation

     There shall not be pending or threatened any Legal Proceeding which would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement; (b) relating to the Arrangement and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s or ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) that could materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Arrangement or any of the other transactions contemplated by this Agreement.

6.10	Compliance with Section 3(a)(10) of the Securities Act

     All applicable requirements of Section 3(a)(10) of the U.S. Securities Act shall have been satisfied with respect to the issuance of Parent Common Stock and Exchangeable Shares pursuant to the Arrangement.

6.11	Liabilities and Working Capital

     At the Effective Time, the total liabilities of the Acquired Corporations shall not exceed $300,000, the Company will have cash or cash equivalents of not less than $2.5 million and the Company will have working capital, defined as current assets less current liabilities, of not less than $2.7 million.

6.12	Employment Arrangements

     On or before the Effective Time, the Company shall have made satisfactory arrangements to hire all hourly and salaried staff necessary to operate the business of the Company, including the Company and/or Parent entering into an executive management agreement with each of Greg Pelling, Andrew Fisher, Cec Primeau, Mark Bruk and Owen Matthews.

6.13	Bell Canada Debt

     On or before the Effective Time, the debt in the principal amount of Cdn$2.0 million and accrued interest owed by the Company to Bell Canada will either be converted into Company Common Shares or repaid.

6.14	Wesley Clover Debt

      On or before the Effective Time, all debts and accrued interest owing by the Company to Wesley Clover shall be converted into Company Common Shares.

7.	CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

     The obligation of the Company to effect the Arrangement and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions (it being understood that as of the Effective Time, all conditions herein shall be deemed to be satisfied and any liability for failure to satisfy any condition herein shall be precluded):

7.1	Accuracy of Representations

     The representations and warranties of Parent and ExchangeCo contained in Schedule C of this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except (i) for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time and (ii) as such representations and warranties may be affected by transactions expressly required pursuant to this Agreement or pursuant to the written consent of the Company), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

7.2	Performance of Covenants

     All of the covenants and obligations that Parent and ExchangeCo are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3	Securityholder Approval

(a) The Arrangement shall have been duly approved by the Required Company Securityholder Vote.

(b)

The Arrangement shall have been duly approved by the Required Company Securityholder Vote in accordance with any conditions in addition to those set forth in Section 7.3(a) which may be imposed by the Interim Order and which are satisfactory to the Company, acting reasonably.

7.4	Consents

     The Consents or approvals which the Company has identified and advised the Parent in writing as being necessary in connection with the completion of the Arrangement shall have been obtained on terms acceptable to the Company, acting reasonably, and shall be in full force and effect.

7.5	Agreements and Documents

     The Company shall have received the following agreements and document each of which shall be in full force and effect:

(a)	Plan of Arrangement;

(b)	Exchangeable Share Support Agreement;

(c)	Registration Rights Agreement;

(d)	Voting and Exchange Trust Agreement;

(e)	a certificate executed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer, confirming that the conditions set forth in Sections 6 have been waived or duly satisfied; and

(f)	the written resignations of such of the officers and directors and resolutions of Parent, effective as of the Effective Time as contemplated herein.

7.6	No Material Adverse Change

     Since the date of this Agreement, there shall not have occurred any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in a Material Adverse Change on Parent.

7.7	Court Orders

     The Interim Order and the Final Order shall each have been obtained in a form and on terms reasonably satisfactory to the Company and shall not have been set aside or modified (on appeal or otherwise) in a manner unacceptable to the Company (acting reasonably).

7.8	No Restraints

     No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Arrangement that makes consummation of the Arrangement by the Company illegal.

7.9	No Governmental or Other Litigation

     There shall not be pending or threatened any Legal Proceeding which would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement; (b) relating to the Arrangement and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect the ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of Parent or ExchangeCo to be issued under the Arrangement; or (d) seeking to compel any of the Acquired Corporations, Parent, or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Arrangement or any of the other transactions contemplated by this Agreement.

7.10	Compliance with Section 3(a)(10) of the Securities Act

     All applicable requirements of Section 3(a)(10) of the U.S. Securities Act shall have been satisfied with respect to the issuance of Parent Common Stock and Exchangeable Shares pursuant to the Arrangement.

7.11	Cash and Receivables

(a)

At the Effective Time, Parent will have a combination of cash and accounts receivable of not less than $4.0 million including cash raised in accordance with Sections 5.8 and 7.11(b) but not including the proceeds to be raised pursuant to the Wesley Clover Subscription Agreement.

(b)

Parent will have received the subscription and funds from KMB Trac Two Holdings Ltd. to purchase $1.0 million worth of Parent Common Stock conditional on and to be completed immediately following the Closing.

(c)

On or before the Effective Time, holders representing not less than $3.0 million of Parent’s outstanding convertible debt will, in accordance with the terms thereof, be converted to Parent Common Stock.

8.	TERMINATION

8.1	Termination

     This Agreement may be terminated prior to the Effective Time (whether before or after the approval of the Arrangement by the Required Company Securityholder Vote):

(a)	by mutual written consent of Parent and the Company;

(b)

by either Parent or the Company if the Arrangement shall not have been consummated by September 30, 2007; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Arrangement by such date is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

(c)

by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement;

(d)

by either Parent or the Company if (i) the Company Securityholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company Securityholders shall have taken a final vote on a proposal to approve the Arrangement, and (ii) the Arrangement shall not have been approved at the Company Securityholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Securityholder Vote;

(e)	by either party (at any time prior to the approval of the Arrangement by the Required Company Securityholder Vote) if a Triggering Event shall have occurred;

(f)

by Parent if (i) any of the Company’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied if tested as of the date of such inaccuracy or (ii) any of the Company’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of the Company’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach; or

(g)

by the Company if (i) any of Parent’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied if tested as of the date of such inaccuracy or (ii) if any of Parent’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of Parent’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach.

8.2	Effect of Termination

     In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

8.3	Expenses

     Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Arrangement is consummated.

9.	MISCELLANEOUS PROVISIONS

9.1	Amendment

     This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the approval of the Arrangement by the Company’s shareholders); provided, however, that after any such approval by the Company’s shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2	Waiver

     No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3	No Survival of Representations and Warranties

     None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the completion of the Arrangement.

9.4	Entire Agreement; Counterparts

     This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

9.5	Applicable Law; Jurisdiction

     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein (excluding any conflict of laws, rule or principle which might refer such construction to the laws of another jurisdiction) and shall be treated in all respects as a British Columbia contract. The parties hereto irrevocably attorn to the non-exclusive jurisdiction of the Courts of British Columbia with respect to any matter arising hereunder or related thereto.

9.6	Assignability

     This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of Parent’s or the Company’s rights hereunder may be assigned by Parent or the Company without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by Parent or the Company, as the case may be, without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the provisions of Section 5.4, which are intended for the benefit of the Indemnified Persons.

9.7	Notices

     Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

(a)	if to Parent or ExchangeCo:

CounterPath Solutions, Inc.
Suite 300, One Bentall Centre
505 Burrard St
Vancouver, BC V7X 1M3
Canada
Attn: President
Fax: (604) 320-3399

with a copy (but not as notice) to:

Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, BC V6C 3H1
Canada
Attn: Virgil Z. Hlus
Fax: (604) 687-6314

(b)	if to the Company:

NewHeights Software Corporation
1006 Government Street
Victoria, BC V8W 1X7
Attn: Chairman
Fax: (250) 380-0404

with a copy (but not as notice) to:

McCarthy Tetrault LLP
1300 – 777 Dunsmuir Street
Vancouver, BC V7Y 1K2
Attn: Tim McCafferty
Fax: (604) 643-7900

9.8	Cooperation

     Each of Parent and the Company agrees to cooperate fully with the other party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.9	Severability

     In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

9.10	Currency

     Unless otherwise specified, all references in this Agreement to sums of money, “dollars” or “$” shall mean United States dollars.

9.11	Construction.

(a)

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)

Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e)

The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f)	The following exhibits and schedules are attached to and form part of this Agreement:

Schedule A – Certain Definitions

Schedule B – Representations and Warranties of the Company

Schedule C – Representations and Warranties of Parent and ExchangeCo

Schedule D – Plan of Arrangement

Schedule E – Piggyback Registration Rights Agreement

Schedule F – Voting and Exchange Trust Agreement

Schedule G – Exchangeable Share Support Agreement

Schedule H – Wesley Clover Subscription Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

COUNTERPATH SOLUTIONS, INC.

Per:	/s/ Donovan Jones
Authorized Signatory

6789722 CANADA INC.

Per:	/s/ Donovan Jones
Authorized Signatory

NEWHEIGHTS SOFTWARE CORPORATION

Per:	/s/ Owen Matthews
Authorized Signatory

SCHEDULE A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Schedule A):

     “Acquired Corporation” shall have the meaning set out in Section 2.1(a) of Schedule B attached to the Agreement.

     “Acquired Corporation Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any material asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any material obligation; or (c) under which any of the Acquired Corporations has or may acquire any material right or interest.

     “Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

     “Acquisition Transaction” shall mean any transaction or series of transactions, other than the transactions contemplated by the Agreement, involving:

(a) (i) any merger, plan of arrangement, consolidation, amalgamation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving any of the Acquired Corporations, (ii) any transaction in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding voting securities of any of the Acquired Corporations on the one hand, or Parent, on the other, or (iii) any transaction in which any of the Acquired Corporations, on the one hand, or Parent, on the other issues securities representing more than 20% of the outstanding voting securities of any of the Acquired Corporations;

(b) any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of the Acquired Corporations, on the one hand, or Parent, on the other; or

(c) any liquidation or dissolution of any of the Acquired Corporations, on the one hand, or Parent, on the other.

     “Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     “Agreement” shall mean the Arrangement Agreement to which this Schedule A is attached, as it may be amended from time to time.

     “Arrangement” shall mean an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.1 of the Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

     “Arrangement Resolution” shall mean the special resolution to be passed by the Company Securityholders at the Company Securityholders Meeting.

     “Articles of Arrangement” shall mean the articles of arrangement of the Company in respect of the Arrangement required by Section 192 of the CBCA to be sent to the Director after the Final Order is made.

     “Audited Balance Sheets” shall mean the audited consolidated balance sheets of the Company and its consolidated subsidiaries as of February 28, 2006.

     “Canadian Securities Commissions” shall mean the securities commissions or other securities regulatory authorities of each of the provinces and territories of Canada.

     “Canadian Securities Laws” shall mean the securities acts and comparable Legal Requirements of each of the provinces and territories of Canada.

     “CBCA” shall mean the Canada Business Corporations Act as now in effect and as it may be amended from time to time, including the regulations made thereunder.

     “Closing Date” shall mean the date to be designated by Parent and the Company with respect to the consummation of the transactions contemplated by the Agreement (the “Closing”), which in any event shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

     “Common Shares” shall mean the common shares in the capital of the Company.

     “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company and delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

     “Company Securityholders” shall mean the holders of Common Shares and the holders of Company Options.

     “Company Securityholders’ Meeting” shall have the meaning ascribed to that term in Section 5.1(a) of this Agreement.

     “Confidentiality Agreement” shall mean the Mutual Non-Disclosure Agreement dated as of January 15, 2007 between Parent and the Company.

     “Consent” shall mean any approval, consent, order, ratification, permission, waiver or authorization (including any Governmental Authorization).

     “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     “Court” shall mean the Supreme Court of British Columbia.

     “Director” shall mean the Director appointed pursuant to Section 260 of the CBCA.

     “Dissent Rights” shall mean the rights of dissent in connection with the Arrangement described in Section 3.1 of the Plan of Arrangement.

     “Effective Date” shall mean the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

     “Effective Time” has the meaning ascribed thereto in the Plan of Arrangement.

     “Election Deadline” shall mean 5:00 p.m. (EST) on the date which is two business days prior to the date of the Company Securityholders’ Meeting.

     “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Exchange Ratio” shall mean that number determined as the fraction, the numerator of which is 40,250,000 and the denominator is the number of Common Shares outstanding as of the Effective Time.

     “Exchangeable Share Support Agreement” shall mean the agreement to be entered into among Parent and ExchangeCo, substantially in the form of Schedule G attached to the Agreement, with such changes thereto as the parties to the Agreement, acting reasonably, may agree.

     “Exchangeable Shares” shall mean the exchangeable shares in the capital of ExchangeCo having substantially the rights, privileges, restrictions and condition set out in Appendix 1 of the Plan of Arrangement.

     “Final Order” shall mean the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Time or, if appealed, then (unless such appeal is withdrawn or denied), as affirmed on appeal prior to the Effective Time.

     “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

     “Interim Order” means the interim order of the Court in respect of the Arrangement, as contemplated by Section 1.3 of the Agreement.

     “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     “Legal Requirement” shall mean any federal, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     “Management Proxy Circular” shall mean the notice of the Company Securityholders’ Meeting and accompanying management proxy circular to be sent to the Company Securityholders in connection with the Company Securityholders’ Meeting.

     “Material Adverse Change” shall mean any change, effect, event or circumstance that is, or would reasonably be expected to be, material and adverse to (i) the business, condition, capitalization, operations, financial performance of the Acquired Corporations or the Parent, as the case may be, taken as a whole, (ii) the ability of the Company to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, (iii) Parent’s or ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Acquired Corporations, or (iv) the ability of holders of Exchangeable Shares or Parent Common Stock who were formerly holders of Common Shares to vote, receive dividends with respect to, sell or dispose of or otherwise exercise ownership rights with respect to Exchangeable Shares or Parent Common Stock issued in connection with the Arrangement; provided, however, that none of the following shall be deemed, in and of itself, to constitute a Material Adverse Change: (a) a change in the market price or trading volume of the Common Shares or Parent Common Stock and (b) a reduction in revenue of the Company as a result of a delay in customer orders that are demonstrated to have resulted directly from the public announcement of the Arrangement.

     An event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” if such event, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, operations, financial performance of the Acquired Corporations or the Parent, as the case may be, taken as a whole, (ii) the ability of the Company to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent’s or ExchangeCo’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Acquired Corporations (the ability of holders of Exchangeable Shares or parent Common Stock who were formerly holders of Common Shares to vote, receive dividends with respect to, sell or dispose of or otherwise exercise ownership rights with respect to Exchangeable Shares or Parent Common Stock issued in connection with the Arrangement); provided, however, that none of the following shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) a change in the market price or trading volume of the Common Shares or Parent Common Stock; (b) a reduction in revenue of the Company or Parent, as the case may be, as a result of a delay in customer orders that are demonstrated to have resulted directly from the public announcement of the Arrangement; and (c) changes in the industry or market generally affecting the industry in which a party operates or changes in general economic conditions.

     “Offer” shall mean an offer to acquire directly or indirectly 100% of the outstanding Common Shares of the Company or all or substantially all of its assets pursuant to a merger, plan of arrangement, consolidation, amalgamation, share exchange, business combination, tender offer, exchange offer, asset sale or other similar transaction.

     “Parent Audited Balance Sheet” shall mean the audited balance sheet of the Parent as of April 30, 2006.

     “Parent Unaudited Balance Sheet” shall mean the unaudited balance sheet of the Parent as of January 31, 2007.

     “Parent Common Stock” shall mean the Common Stock, $0.001 par value per share, of Parent.

     “Parent Disclosure Schedule” shall mean the disclosure schedule that has been prepared by Parent and delivered by Parent to the Company on the date of the Agreement and signed by the President of Parent.

     “Parent SEC Documents” shall mean each report, registration statement and definitive proxy statement filed by Parent with the SEC since December 30, 2004.

     “Person” shall mean any individual, Entity or Governmental Body.

     “Plan of Arrangement” shall mean the plan of arrangement substantially in the form of Schedule D attached to the Agreement and any amendments or variations thereto made in accordance with Section 9.1 of the Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

     “Proprietary Asset” shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, application, trade secret, know-how, customer list, franchise, system, computer software, computer program, model, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     “Registration Rights Agreement” shall mean the Piggyback Registration Rights Agreement between Parent and the holders of Exchangeable Shares, such agreement to be substantially in the form attached as Schedule E.

     “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     “SEC” shall mean the United States Securities and Exchange Commission.

     “Special Voting Share” shall mean the share of special voting stock of Parent having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

     An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

     “Superior Offer” shall mean an unsolicited, bona fide written Offer made by a third party on terms that the board of directors of the Company or Parent, as the case may be, determines, in good faith, considering the written advice of an independent financial advisor of nationally recognized reputation, to be more favorable to the Company’s or Parent’s shareholders, as the case may be, shareholders than the terms of the Arrangement; provided, however, that any such Offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such Offer is not committed and is not reasonably capable of being obtained by such third party.

     “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment or employment tax or insurance premium, national and provincial health insurance tax, Canada Pension Plan amount, excise tax, goods and services tax (“GST”) ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     A “Triggering Event” shall be deemed to have occurred if: (i) the board of directors of the Company shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation (ii) either party shall have taken any other action which a reasonable Person would believe indicates that the board of directors of the Company or the Parent, as the case may be, does not support the Arrangement or does not believe that the Arrangement is in the best interests of their respective shareholders; (iii) the board of directors of the Company or the Parent, as the case may be, shall have approved, endorsed or recommended any Acquisition Proposal or any letter of intent or similar document or any Contract providing for any Acquisition Proposal (other than a Standard Confidentiality Agreement permitted pursuant to and in accordance with the terms of Section 4.3(a); (vi) a tender or exchange offer relating to securities of the Company or the Parent, as the case may be, shall have been commenced by a Person other than the other party and the Company or the Parent, as the case may be, sends to its securityholders a statement disclosing that it recommends such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and the Company or the Parent, as the case may be, fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced or otherwise fails to take all reasonable steps to oppose such Acquisition Proposal; or (viii) any of the Acquired Corporations or the Parent, as the case may be, or any Representative of any of them shall have breached in any material respect or taken any action inconsistent in any material respect with any of the provisions set forth in Section 4.3; (vi) a Material Adverse Effect of the Company or the Parent shall have occurred and the board of directors of the other party shall have concluded in good faith, after having considered the written advice of its outside legal counsel, that they must in order to comply with its fiduciary duties or obligations under applicable law, terminate this Agreement.

     “Trustee” shall mean Valiant Trust Company or such other trust company or other Entity that Parent and the Company choose as trustee under the Voting and Exchange Trust Agreement.

     “Unaudited Balance Sheet” shall mean the unaudited year end balance sheet of the Company as of February 28, 2007.

     “U.S. Dollar Equivalent” shall mean, in respect of an amount expressed in Canadian dollars at any date, the product obtained by multiplying: (a) the number of Canadian dollars, by (b) the noon spot exchange rate on such date for Canadian dollars expressed in United States dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for Canadian dollars expressed in United States dollars as may be deemed by the board of directors of the Company and the board of directors of Parent, acting jointly and reasonably, to be appropriate for such purpose.

     “U.S. Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

     “U.S. Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

     “Voting and Exchange Trust Agreement” shall mean an agreement to be made among Parent, ExchangeCo and the Trustee substantially in the form of Schedule F attached to the Agreement, with such changes thereto as the parties hereto, acting reasonably, may agree.

     “Wesley Clover Subscription Agreement” shall mean the agreement of Wesley Clover to subscribe for and purchase from treasury 8,750,000 shares of Parent Common Stock pursuant to and on the terms and conditions set out in the subscription agreement substantially in the form attached hereto as Schedule H.

SCHEDULE B

TO THE ARRANGEMENT AGREEMENT AMONG
COUNTERPATH SOLUTIONS, INC, 6789722 CANADA INC. AND
NEWHEIGHTS SOFTWARE CORPORATION

1.	DEFINITIONS; CURRENCY

     Certain capitalized terms used in this Schedule B are defined in Schedule A to the Arrangement Agreement dated June 15, 2007, among CounterPath Solutions, Inc., 6789722 Canada Inc. and NewHeights Software Corporation. Unless otherwise specified, all references to this Schedule B to sums of money, “dollars” or “$” shall mean United States Dollars.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and ExchangeCo that except as set forth in the Company Disclosure Schedule prepared in accordance with the Agreement:

2.1	Subsidiaries; Due Organization; Etc.

(a)

The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any shares in the capital of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. The Company and each of its Subsidiaries are referred to collectively in the Agreement as the “Acquired Corporations”. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b)

Each of the Acquired Corporations is in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c)

Each of the Acquired Corporations is qualified to do business, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would individually or in the aggregate not have a Material Adverse Effect on the Acquired Corporations.

2.2	Certificate of Incorporation and Bylaws

     The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, articles, bylaws and other charter and organizational documents of the Company and each of the Company’s material Subsidiaries identified in Part 2.1(a)(i) of the Company Disclosure Schedule, including all amendments thereto.

2.3	Capitalization, Etc.

(a)

The authorized capital of the Company consists of (i) an unlimited number of Common Shares, of which 21,293,300 Common Shares have been issued and are outstanding as of the date of the Agreement, and (ii) an unlimited number of preferred shares, of which no preferred shares are issued or outstanding as of the date of the Agreement. All of the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable. There are no Common Shares held by any of the other Acquired Corporations. Other than as set forth in Part 2.3(a) of the Company Disclosure Schedule, none of the outstanding Common Shares is entitled or subject to any preemptive right, right of participation or any similar right; or any right of first refusal in favor of the Company; and there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Common Shares. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Common Shares.

(b)

As of the date of the Agreement, 4,247,037 Common Shares are subject to issuance pursuant to stock options granted and outstanding under the NewHeights Software Corporation Stock Option Plan #3, September 2004. Purchase rights and options to purchase Common Shares (whether granted by the Company pursuant to the Company’s stock plans, assumed by the Company in connection with any arrangement, merger, acquisition or similar transaction or otherwise issued or granted) are referred to in the Agreement as “Company Options”. Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of the Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of Common Shares subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of the Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has granted outstanding stock options, and the forms of all agreements evidencing such stock options.

(c)

Except as set in the Company Disclosure Schedule or as contemplated herein, there is no outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Common Shares or other shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that has the right to vote (other than the Common Shares) or that is or may become convertible into or exchangeable for any Common Shares or other shares of the capital stock or other securities of any of the Acquired Corporations; or (iii) to the Company’s knowledge, any condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person against any of the Acquired Corporations to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

	(d)	All outstanding Common Shares, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

(e)

All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances, other than restrictions on transfer contained in the articles of incorporation or other similar organizational documents of the Subsidiaries of the Company.

2.4	Financial Statements; Books and Records

(a)

The audited and unaudited consolidated financial statements (including any related notes) provided by the Company to Parent: (i) complied as to form in all material respects with the published rules, regulations, policies and notices of the Financial Accounting Standards Board (“FASB”) applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the FASB, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

(b)

The books, records and accounts of each of the Acquired Corporations, in all material respects, (i) have been maintained in accordance with good business practices consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of such Acquired Corporations, and (iii) accurately and fairly reflect the basis for the financial statements referred to in Section 2.4(a) of this Schedule B. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

2.5	Absence of Changes

     Between February 28, 2007 and the date of the Agreement, except as contemplated herein:

(a)

no event, violation, circumstance or other matter has occurred or arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

(b)	there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

(c)

none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any Common Shares, or (ii) repurchased, redeemed or otherwise reacquired any Common Shares or other securities;

(d)

none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any shares, capital stock or other security (except for Common Shares issued upon the valid exercise of outstanding Company Options or as contemplated under the Arrangement), (ii) any option, warrant or right to acquire any shares, capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any shares, capital stock or other security;

(e)

the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company’s stock option plans, or (ii) any provision of any Contract evidencing any outstanding Company Option;

(f)

there has been no amendment to the certificate of incorporation, articles, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, amalgamation, arrangement, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)	none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(h)	none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations exceeds Cdn$50,000 in the aggregate;

(i)

none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Company Material Contract except in the ordinary course of business and consistent with past practices, or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

(j)

none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person except in the ordinary course of business and consistent with past practices, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any material right;

(k)

none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness having a value in excess of Cdn$50,000 in any individual case;

(l)

none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(m)	none of the Acquired Corporations has (i) lent money to any Person, or (ii) guaranteed any indebtedness for borrowed money;

(n)

none of the Acquired Corporations has (i) adopted, established or entered into any Employee Plan (as defined in Section 2.16 of this Schedule B), (ii) caused or permitted any Employee Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the normal course of business and consistent with past practices;

(o)

none of the Acquired Corporations has changed any of its methods of accounting or accounting principles or practices in any respect, except as otherwise required by United States generally accepted accounting principles;

(p)	none of the Acquired Corporations has made any Tax election;

(q)	none of the Acquired Corporations has commenced or settled any Legal Proceeding;

(r)

none of the Acquired Corporations has entered into any material transaction or taken any other material action that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

(s)	none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(t)	none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(t)” above.

2.6	Title to Assets

     The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (i) all assets reflected on the Audited Balance Sheet and the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations, and (3) liens described in Part 2.6 of the Company Disclosure Schedule.

2.7	Receivables; Employee Loans; Advances.

(a)

All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date thereof and have not yet been collected) (a) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (b) are current and, to the Company’s knowledge, will be collected in full, without any counterclaim or set off.

(b)

Part 2.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of the Agreement of all outstanding loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor, other than routine travel, meal and related advances made to employees in the ordinary course of business.

2.8	Real Property; Equipment; Leasehold

     All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8(a)(i) of the Company Disclosure Schedule.

2.9	Proprietary Assets.

(a)

Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies each Proprietary Asset owned by any of the Acquired Corporations that is material to the business of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to any Acquired Corporation under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for any lien for current taxes not yet due and payable, and minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Acquired Corporation Proprietary Asset subject thereto or materially impair the operations of either of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified or required to be identified in Part 2.9(a)(iii) of the Company Disclosure Schedule, subject to the terms thereof. None of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations and with respect to which such other Person has any rights. There is no Acquired Corporation Contract (with the exception of end user license agreements, support agreements, consulting agreements and other customer contracts in the forms previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

(b)

The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

(c)

All patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting and none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person), to the Company’s knowledge, infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is materially infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

(d)

The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

2.10	Contracts.

(a)

Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a “Company Material Contract” of or to the Acquired Corporations. For purposes of the Agreement, each of the following shall be deemed to constitute a “Company Material Contract”:

(i)

any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, change in control or similar payment to any current or former employee or director, or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or normal commissions) in excess of Cdn$10,000 to any current or former employee or director;

(ii)

any material Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public, or (B) any Proprietary Asset which is not material to any of the Acquired Corporations’

respective businesses and is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

(iii)	any Contract pursuant to which (a) any monies have been loaned to any of the Acquired Corporations, or (B) any of the Acquired Corporations have granted a security interest in any of its assets;

(iv)

any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, or (D) to perform services for any other Person;

(v)

any Contract (other than Contracts evidencing Company Options) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any pre-emptive right, right of participation, or similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(vi)

any Contract incorporating or relating to any guarantee, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the end-user licenses, support agreements, consulting agreements and other customer contracts in the forms previously delivered by the Company to Parent;

(vii)	any Contract containing “standstill” or similar provisions;

(viii)

any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

(ix)

any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

(x)

any Contract that contemplates or involves the guaranteed payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate or the payment of such consideration any time between the Effective Date and the date of the Agreement, or contemplates or involves the performance of services having a value in excess of $50,000 in the aggregate; and

(xi)

any Contract that is otherwise material to any of the Acquired Corporations, including any Contract that could reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, the Agreement.

The Company has delivered or made available to Parent an accurate and complete copy of each Acquired Corporation Contract that constitutes a Company Material Contract.

(b)

Each Acquired Corporation Contract that constitutes a Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)

None of the Acquired Corporations has violated or breached, or committed any default in any material respect under, any Acquired Corporation Contract that constitutes a Company Material Contract and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any such Acquired Corporation Contract. To the best of the knowledge of the Company, with respect to each Acquired Corporation Contract that is a Company Material Contract, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any such Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any such Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any such Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any such Acquired Corporation Contract. Since February 28, 2006, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Acquired Corporation Contract.

2.11	Liabilities

     None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since the date thereof in the ordinary course of business and consistent with past practices; and (c) liabilities described in Part 2.11 of the Company Disclosure Schedule.

2.12	Compliance with Legal Requirements

     To the Company’s knowledge, each of the Acquired Corporations is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements. Since February 28, 2006, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible material violation of, or failure to comply with, any Legal Requirement.

2.13	Certain Business Practices

     There is no Contract, judgment, injunction, order or decree binding upon any of the Acquired Corporations that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of any of the Acquired Corporations, any acquisition of property by any of the Acquired Corporations or the conduct of business by any of the Acquired Corporations as currently conducted.

2.14	Governmental Authorizations.

     The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is in substantial compliance with the terms and requirements of such Governmental Authorizations. None of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any of its respective products or services.

2.15	Tax Matters

(a)

Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Acquired Corporation Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements and will be true and correct in all material respects. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. All Taxes required to be withheld or collected have been and will continue to be withheld and paid or remitted on or before the applicable due date up to and before the Closing Date.

(b)

The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with United States generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date thereof through the Closing Date.

(c)

No claim, Legal Proceeding adjustment, assessment or reassessment is pending or, to the best of the knowledge of the Company, has been threatened, either formally or informally, against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including related expenses) with respect to any notice of assessment or reassessment or similar document received by any Acquired Corporation with respect to any Tax (other than liabilities for Taxes asserted under any such notice of assessment or reassessment or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Acquired Corporations has made any distribution of stock of any controlled corporation, as that term is defined in Section 355(a)(1) of the Code.

(d)

Each Acquired Corporation is in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of any Governmental Body and the consummation of the Arrangement will have no adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

2.16	Employee and Labor Matters; Benefit Plans.

(a)

Part 2.16(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the “Employee Plans”) sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations. The Company has delivered to Parent accurate and complete copies of the Employee Plans currently in force and all amendments thereto together with, as applicable, accurate and complete copies of all funding agreements and any Contracts relating to such Employee Plans (including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements), all summary descriptions of the Employee Plans provided to past or present participants therein, any annual information returns required to be filed under a Legal Requirement, the financial statements, if any, and evidence of any registration in respect thereof.

(b)

All of the Employee Plans are, and have been since their establishment, duly registered where required by Legal Requirement (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in good standing under, and in compliance with, all Legal Requirements.

(c)

All Employee Plans have been administered in accordance with their terms, there are no outstanding defaults or violations by any of the Acquired Corporations of any obligation required to be performed by it in connection with any Employee Plan and no order has been made or notice given pursuant to any Legal Requirements requiring (or proposing to require) any of the Acquired Corporations to take (or refrain from taking) any action in respect of any Employee Plan.

(d)

There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or, to the knowledge of any of the Acquired Corporations threatened with respect to the Employee Plans against any of the Acquired Corporations, the funding agent, the insurers or the fund of such Employee Plans, other than claims for benefits in the ordinary course.

	(e)	Neither the execution, delivery or performance of the Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by the Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(f)

Part 2.16(f) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of the Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining agreement with a trade union or council of trade unions. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Acquired Corporations employees by way of certification, interim certification, voluntary recognition, designation or successor rights, has applied to be certified as a bargaining agent of any of the Acquired Corporations’ employees or has applied to have any of the Acquired Corporations declared a related employer pursuant to applicable labor, employment or similar laws. Except as contemplated herein or set out in the Company Disclosure Schedule, all of the employees of the Acquired Corporations are employed for an indefinite term and the employment of such employees may be terminated on reasonable notice.

(g)

Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment standards, employment practices, wages, bonuses, benefits and terms and conditions of employment, including employee compensation matters.

(h)

All amounts owing in respect of employee payroll withholding obligations, remittances, premiums, contributions and assessments under provincial or federal statutes or employee benefit plans have been fully accrued in the books and records of the Acquired Corporations and wages, vacation pay, holiday pay and employee benefits of the employees of the Acquired Corporations have been fully accrued in the Corporations’ books and records and reflected as such in the Corporations’ financial statements.

2.17	Insurance

     The Company has delivered or made available to Parent a copy of all material insurance policies and all material self insurance programs and materials relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. None of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

2.18	Legal Proceedings; Orders.

(a)

There is no pending Legal Proceeding, and to the best of the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired

Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by the Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)

There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

2.19	Authority; Binding Nature of Agreement

     The Company has the requisite corporate power and authority to enter into and to perform its obligations under the Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Arrangement is fair to the Company Securityholders and in the best interests of the Company, (b) unanimously authorized and approved the execution, delivery and performance of the Agreement by the Company and unanimously approved the Arrangement, and (c) unanimously determined to recommend the approval of the Agreement by the holders of Common Shares and directed that the Agreement and the Arrangement be submitted for consideration by the Company Securityholders at the Company Securityholders’ Meeting (as defined in Section 5.1 of the Agreement). The Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and any similar law relating to creditors’ rights, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.20	Vote Required

     Subject to the terms and conditions of the Interim Order, the approval of the Arrangement by two-thirds of the votes cast at the Company Securityholders’ Meeting (the “Required Company Securityholder Vote”) is the only vote of the holders of any class or series of the Company’s capital and securities necessary to approve the Arrangement and to otherwise consummate the transactions contemplated by the Agreement.

2.21	Non-Contravention; Consents

     Neither (1) the execution, delivery or performance of the Agreement, nor (2) the consummation by the Company of the Arrangement or any of the other transactions contemplated by the Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(b)	subject to obtaining the Consents set forth in Section 6.4 of the Agreement, contravene, conflict with or result in a violation of any Legal Requirement or any order, writ,

injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

(c)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

(d)

to the Company’s knowledge, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Acquired Corporation Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such material Acquired Corporation Contract;

(e)

result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

(f)

result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Acquired Corporation Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the Interim Order, the Final Order, applicable securities laws, the CBCA, any other foreign antitrust law or regulation, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of the Agreement by the Company, or (y) the consummation by the Company of the Arrangement or any of the other transactions contemplated by the Agreement.

2.22	No Broker or Finder

     No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by the Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations.

2.23	Registration Rights

     No holder of securities issued by any of the Acquired Corporations has any right to compel such Acquired Corporation to register or otherwise qualify such securities for public sale in Canada or the United States.

2.24	Full Disclosure

     This Schedule B and the Agreement (including the Company Disclosure Schedule) does not, and will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

2.25	Working Capital Requirements

     On or before the Closing, the Company will have cash of not less than $2.5 million and working capital, defined as current assets less current liabilities of $2.7 million.

2.26	Bell Canada Debt

     On or before the Closing, the Company will ensure that the debt, in the principal amount of $2.0 million, and accrued interest thereon, owed to Bell Canada is converted or repaid.

2.27	Wesley Clover Debt

     On or before the Closing, the Company will ensure that all debt and accrued interest owed to Wesley Clover is converted to Common Shares.

SCHEDULE C

TO THE ARRANGEMENT AGREEMENT AMONG
COUNTERPATH SOLUTIONS, INC, 6789722 CANADA INC. AND
NEWHEIGHTS SOFTWARE CORPORATION

1.	DEFINITIONS; CURRENCY

     Certain capitalized terms used in this Schedule C are defined in Schedule A to the Arrangement Agreement dated June 15, 2007, among CounterPath Solutions, Inc., 6789722 Canada Inc. and NewHeights Software Corporation. Unless otherwise specified, all references to this Schedule C to sums of money, “dollars” or “$” shall mean United States Dollars.

2.	REPRESENTATIONS AND WARRANTIES OF PARENT AND EXCHANGECO

     Parent and ExchangeCo represent and warrant to the Company except as set forth in the Parent Disclosure Schedule prepared in accordance with the Agreement:

2.1	Subsidiaries; Due Organization; Etc.

      Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has no subsidiaries other than ExchangeCo or as disclosed in the Parent Disclosure Schedule or owns any shares or equity interests of any nature in any other entity. ExchangeCo is a corporation duly organized, validly existing and in good standing under the laws of Canada. Each of Parent and ExchangeCo has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Parent has not agreed nor is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Parent has not, at any time, been a general partner of, nor has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

2.2	Certificate of Incorporation and Bylaws

     Parent and ExchangeCo have delivered or made available to the Company accurate and complete copies of the certificate of incorporation, articles, bylaws and other charter and organizational documents of Parent and ExchangeCo, respectively, including all amendments thereto.

2.3	Capitalization, Etc.

(a)

The authorized capital stock of Parent consists of 415,384,500 shares of Parent Common Stock. As of June 15, 2007, 37,940,983 shares of Parent Common Stock were issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of June 15, 2007, Parent had issued or committed to issue stock options to purchase (i) 14,320,600 shares of Parent Common Stock pursuant to the 2004 and 2005 Stock Option Plans. Shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options. Parent is not under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

(b)

The authorized capital stock of ExchangeCo consists of an unlimited number of common shares. As of June 15, 2007, 100 common shares of ExchangeCo were issued and outstanding. All of the outstanding common shares of ExchangeCo have been duly authorized and validly issued, and are fully paid and nonassessable.

(c)

Except as set in Parent SEC Documents, the Parent Disclosure Schedule or as contemplated herein, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of Parent Common Stock or other shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that has the right to vote (other than shares of Parent Common Stock) or that is or may become convertible into or exchangeable for any shares of Parent Common Stock or other shares of the capital stock or other securities of Parent; or (iii) to Parent’s knowledge, any condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person against Parent to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

2.4	SEC Filings; Financial Statements; Books and Records

(a)

Parent has delivered or made available to the Company accurate and complete copies (including exhibits) of the Parent SEC Documents. All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of the Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

Except as set out in the Parent Disclosure Schedule, the consolidated financial statements contained in the Parent SEC Documents (including the notes thereto): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and except as disclosed in Parent’s current report on Form 8-K filed with the SEC on May 15, 2007 and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

(c)

The books, records and accounts of Parent, in all material respects, (i) have been maintained in accordance with good business practices consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Parent, and (iii) accurately and fairly reflect the basis for the financial statements referred to in Section 2.4(b) of this Schedule C. Parent has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

2.5	Absence of Changes

     Between January 31, 2007 and the date of the Agreement, except as set out in the Parent SEC Documents and except as contemplated herein:

(a)

no event, violation, circumstance or other matter has occurred or arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect on Parent;

(b)	there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of Parent (whether or not covered by insurance);

(c)

Parent has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of Parent Common Stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of Parent Common Stock or other securities;

(d)

except as contemplated herein, Parent has not sold, issued or granted, or authorized the issuance of, (i) any shares of Parent Common Stock, capital stock or other security (except for shares of Parent Common Stock issued upon the valid exercise of outstanding stock options to purchase shares of Parent Common Stock or upon conversion of outstanding convertible debentures), (ii) any option, warrant or right to acquire any shares of Parent Common Stock, capital stock or any other security (except for stock options identified in Section 2.3 of Schedule C), or (iii) any instrument convertible into or exchangeable for any shares of Parent Common Stock, capital stock or other security;

(e)

Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of Parent’s 2004 and 2005 Stock Option Plans, or (ii) any provision of any Contract evidencing any outstanding stock option of Parent other than as set forth in the Parent Disclosure Schedule;

(f)

except as contemplated in this herein, there has been no amendment to the certificate of incorporation, articles, bylaws or other charter or organizational documents of Parent, and Parent has not effected or been a party to any merger, amalgamation, arrangement, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)	except as contemplated herein, Parent has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(h)	Parent has not made any capital expenditure which, between January 31, 2007 and the date of the Agreement, exceeds $100,000 in the aggregate;

(i)

except as disclosed in the Parent SEC Documents, Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Parent Material Contract except in the ordinary course of business and consistent with past practices, or (ii)  amended or terminated, or waived any material right or remedy under, any Parent aterial Contract;

(j)

except as disclosed in the Parent SEC Documents, Parent has not (i) acquired, leased or licensed any material right or other material asset from any other Person except in the ordinary course of business and consistent with past practices, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any material right;

(k)

Parent has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness having a value in excess of $150,000 in any individual case;

(l)

Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(m)	Parent has not (i) lent money to any Person, or (ii) guaranteed any indebtedness for borrowed money;

(n)

except as disclosed in the Parent SEC Documents has not (i) adopted, established or entered into any Parent Employee Plan (as defined in Section 2.16 of Schedule C), (ii) caused or permitted any Parent Employee Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than in the normal course of business and consistent with past practices;

(o)	Parent has not changed any of its methods of accounting or accounting principles or practices in any respect, except as otherwise required by United States generally accepted accounting principles;

(p)	Parent has not commenced or settled any Legal Proceeding;

(q)

Parent has not entered into any material transaction or taken any other material action that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Parent;

(r)	Parent has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(s)	Parent has not agreed or committed to take any of the actions referred to in clauses “(c)” through “(r)” above.

2.6	Title to Assets

     Except as set out in the Parent SEC Documents, Parent owns, and has good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the Parent Audited Balance Sheet and the Parent Unaudited Balance Sheet; and (ii) all other assets reflected in the books and records of Parent as being owned by Parent. All of said assets are owned by Parent free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, and (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent.

2.7	Receivables; Employee Loans; Advances

(a)

All existing accounts receivable of Parent (including those accounts receivable reflected on the Parent Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date thereof and have not yet been collected) (a) represent valid obligations of customers of Parent arising from bona fide transactions entered into in the ordinary course of business, (b) are current and will, to the knowledge of Parent, be collected in full, without any counterclaim or set off except as are contemplated by Section 2.5(k) of this Agreement.

(b)

The Parent Disclosure Schedule contains an accurate and complete list of all outstanding loans and advances made by Parent to any employee, director, consultant or independent contractor, other than routine travel, meal and related advances made to employees in the ordinary course of business.

2.8	Real Property; Equipment; Leasehold

     All material items of equipment and other tangible assets owned by or leased to Parent are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of Parent in the manner in which such business is currently being conducted. Parent does not own any real property or any interest in real property, except for: the leaseholds created under the real property leases identified in the Parent SEC Documents.

2.9	Proprietary Assets.

(a)

The Parent SEC Documents, with respect to each Proprietary Asset owned by Parent and registered with any Governmental Body or for which an application has been filed with any Governmental Body sets out, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application that is material to business of Parent. Parent has good and valid title to all of the Proprietary Assets identified or required to be identified in the Parent SEC Documents, free and clear of all Encumbrances, except for any lien for current taxes not yet due and payable, and minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of such Proprietary Asset subject thereto or materially impair the operations of Parent. Parent has a valid right to use, license and otherwise exploit all Proprietary Assets identified or required to be identified in the Parent SEC Documents. Parent has a valid right to use, license and exploit any Parent Proprietary Asset identified above, subject to the terms thereof. Parent has not developed jointly with any other Person any Proprietary Asset that is material to the business of Parent and with respect to which such other Person has any rights. There is no Parent Contract (with the exception of end user license agreements, support agreements, consulting agreements and other customer contracts in the forms previously filed in the Parent SEC Documents) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Asset of Parent.

(b)

Parent has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Proprietary Assets of Parent (except Proprietary Assets of Parent whose value would be unimpaired by disclosure). No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Proprietary Asset of Parent.

(c)

All patents, trademarks, service marks and copyrights held by Parent are valid, enforceable and subsisting and none of the Proprietary Assets of Parent and no Proprietary Asset that is currently being developed by Parent (either by itself or with any other Person), to the Parent’s knowledge, infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person. Except as disclosed in the Parent SEC Documents, Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of Parent, no other Person is materially infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Proprietary Asset of Parent.

(d)

The Proprietary Assets of Parent constitute all the Proprietary Assets necessary to enable Parent to conduct its business in the manner in which such business has been and is being conducted. Parent has not (i) licensed any Proprietary Assets of Parent to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of Parent to exploit fully any Proprietary Assets of Parent or to transact business in any market or geographical area or with any Person.

2.10	Contracts.

(a)

Part 2.10 of the Parent Disclosure Schedule identifies each Contract that constitutes a “Parent Material Contract” of or to Parent. For purposes of the Agreement, each of the following shall be deemed to constitute a “Parent Material Contract”:

(i)

any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which Parent is or may become obligated to make any severance, termination, change in control or similar payment to any current or former employee or director, or (C) pursuant to which Parent is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or normal commissions) in excess of Cdn$10,000 to any current or former employee or director;

(ii)

any material Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Parent under any third party software license generally available to the public, (B) any Proprietary Asset which is not material to Parent’s business and is licensed by Parent to any Person on a non- exclusive basis or (C) any Proprietary Asset which is licensed as part of a sale of the Parent’s products in the ordinary course of business);

(iii)	any Contract pursuant to which (a) any monies have been loaned to Parent, or (B) Parent has granted a security interest in any of its assets;

(iv)	any Contract imposing any restriction on the right or ability of Parent to compete with any other Person;

(v)

any Contract (other than Contracts evidencing options to purchase Parent Common Stock) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any pre-emptive right, right of participation, or similar right with respect to any securities, or (C) providing Parent with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(vi)

any Contract incorporating or relating to any guarantee, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the end-user licenses, support agreements, consulting agreements and other customer contracts;

(vii)	any Contract containing “standstill” or similar provisions;

(viii)

any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between Parent and any contractor or subcontractor to any Governmental Body);

(ix)

any Contract requiring that Parent give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

(x)

any Contract that contemplates or involves the guaranteed payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate or the payment of such consideration any time between the Effective Date and the date of the Agreement, or contemplates or involves the performance of services having a value in excess of $50,000 in the aggregate; and

(xi)

any Contract that is otherwise material to Parent and out of the ordinary course of business, including any Contract that could reasonably be expected to have a material effect on the ability of Parent to perform any of its obligations under, or to consummate any of the transactions contemplated by, the Agreement.

Parent has delivered or made available to the Company an accurate and complete copy of any Contract that constitutes a Parent Material Contract of or to the Acquired Corporations.

(b)

Each Contract that constitutes a Parent Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)

Parent has not violated or breached, or committed any default in any material respect under, any Contract and, to the best of the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Contract. To the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Contract, (B) give any Person the right to declare a default or exercise any remedy under any Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Contract, (D) give any Person the right to accelerate the maturity or performance of any Contract, or (E) give any Person the right to cancel, terminate or modify any Contract. Since January 31, 2007, Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Contract.

2.11	Liabilities

     Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of Parent Unaudited Balance Sheet; and (b) normal and recurring current liabilities that have been incurred by Parent since the date thereof in the ordinary course of business and consistent with past practices.

2.12	Compliance with Legal Requirements

     To the knowledge of Parent, Parent is, and has at all times been, in compliance in all material respects with all applicable Legal Requirements. Since January 31, 2007, Parent has not has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible material violation of, or failure to comply with, any Legal Requirement.

2.13	Certain Business Practices

     There is no Contract, judgment, injunction, order or decree binding upon Parent that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted.

2.14	Governmental Authorizations.

     Parent holds all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is in substantial compliance with the terms and requirements of such Governmental Authorizations. Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of Parent to design, manufacture, offer or sell any of its respective products or services.

2.15	Tax Matters

(a)	Except as disclosed in the Parent Disclosure Schedule, each of the Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Parent Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date and with the possible exception of the filing of the appropriate Tax Returns in Canada and payment of any tax thereon), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements and will be true and correct in all material respects. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date except as disclosed herein. All Taxes required to be withheld or collected have been and will continue to be withheld and paid or remitted on or before the applicable due date up to and before the Closing Date.

(b)

Parent Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through to the date thereof in accordance with United States generally accepted accounting principles. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date thereof through the Closing Date.

(c)

No claim, Legal Proceeding adjustment, assessment or reassessment is pending or, to the best of the knowledge of Parent, has been threatened, either formally or informally, against or with respect to Parent in respect of any Tax. There are no unsatisfied liabilities for Taxes (including related expenses) with respect to any notice of assessment or reassessment or similar document received by Parent with respect to any Tax (other than liabilities for Taxes asserted under any such notice of assessment or reassessment or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established on the Parent Unaudited Balance Sheet). There are no liens for Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable. Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). Parent has not been, and Parent will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. Parent has not made any distribution of stock of any controlled corporation, as that term is defined in Section 355(a)(1) of the Code.

(d)

Parent is in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of any Governmental Body and the consummation of the Arrangement will have no adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

2.16	Employee and Labor Matters; Benefit Plans.

(a)

The Parent SEC Documents identify, or as delivered or made available to the Company by the Parent, each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the “Parent Employee Plans”) sponsored, maintained, contributed to or required to be contributed to by Parent for the benefit of any current or former employee of Parent. The

Parent SEC Documents contain accurate and complete copies of the Parent Employee Plans currently in force and all amendments thereto together with, as applicable, accurate and complete copies of all funding agreements and any Contracts relating to such Parent Employee Plans (including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements), all summary descriptions of the Parent Employee Plans provided to past or present participants therein, any annual information returns required to be filed under a Legal Requirement, the financial statements, if any, and evidence of any registration in respect thereof.

(b)

All of the Parent Employee Plans are, and have been since their establishment, duly registered where required by Legal Requirement (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in good standing under, and in compliance with, all Legal Requirements.

(c)

All Parent Employee Plans have been administered in accordance with their terms, there are no outstanding defaults or violations by Parent of any obligation required to be performed by it in connection with any Parent Employee Plan and no order has been made or notice given pursuant to any Legal Requirements requiring (or proposing to require) Parent to take (or refrain from taking) any action in respect of any Parent Employee Plan.

(d)

There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or, to the knowledge of Parent threatened with respect to the Parent Employee Plans against Parent, the funding agent, the insurers or the fund of such Parent Employee Plans, other than claims for benefits in the ordinary course.

(e)

Except as disclosed in the Parent Disclosure Schedule, neither the execution, delivery or performance of the Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by the Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of Parent (whether or not under any Parent Employee Plan), or materially increase the benefits payable or provided under any Parent Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing, the consummation of the Arrangement will not result in the acceleration of vesting of any unvested stock options to purchase shares of Parent Common Stock.

(f)

Parent is not a party to any collective bargaining agreement with a trade union or council of trade unions. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to Parent’s employees by way of certification, interim certification, voluntary recognition, designation or successor rights, has applied to be certified as a bargaining agent of Parent’s employees or has applied to have Parent declared a related employer pursuant to applicable labor, employment or similar laws. All of the employees of Parent are employed for an indefinite term and the employment of such employees may be terminated on reasonable notice.

(g)	Parent is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment standards, employment practices,

wages, bonuses, benefits and terms and conditions of employment, including employee compensation matters.

(h)

All amounts owing in respect of employee payroll withholding obligations, remittances, premiums, contributions and assessments under provincial or federal statutes or employee benefit plans have been fully accrued in the books and records of Parent and wages, vacation pay, holiday pay and employee benefits of the employees of Parent have been fully accrued in Parent’s books and records and reflected as such in Parent’s financial statements.

2.17	Insurance

     Parent has delivered or made available to the Company a copy of all material insurance policies and all material self insurance programs and materials relating to the business, assets and operations of Parent. Each of such insurance policies is in full force and effect. Parent has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of Parent.

2.18	Legal Proceedings; Orders.

(a)

Except as disclosed in the Parent SEC Documents, there is no pending Legal Proceeding, and to the best of the knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by the Agreement. To the best of the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)

There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the best of the knowledge of Parent, no officer or key employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

2.19	Authority; Binding Nature of Agreement

     Parent has the requisite corporate power and authority to enter into and to perform its obligations under the Agreement. The board of directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the Arrangement is fair to Parent Securityholders and in the best interests of Parent, and (b) unanimously authorized and approved the execution, delivery and performance of the Agreement by Parent and unanimously approved the Arrangement. The Agreement constitutes the legal, valid and binding obligations of Parent, enforceable against the Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and any similar law relating to creditors’ rights, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.20	Vote Not Required

     Except as otherwise contemplated herein, no vote of the securityholders of Parent is necessary to approve the execution and delivery of the Agreement or the consummation of the transactions contemplated herein.

2.21	Non-Contravention; Consents

     Neither (1) the execution, delivery or performance of the Agreement, nor (2) the consummation by Parent of the Arrangement or any of the other transactions contemplated by the Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of Parent, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of Parent;

(b)

subject to obtaining the Consents set forth in Section 7.4 of the Agreement, contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;

(c)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to the business of Parent or to any of the assets owned or used by Parent;

(d)

to Parent’s knowledge, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract of Parent, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract of Parent, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Contract of Parent, (iii) accelerate the maturity or performance of any such Contract of Parent, or (iv) cancel, terminate or modify any term of such material Contract of Parent (other than with British Telecom);

(e)

result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent); or

(f)	result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any material asset of Parent to any Person.

2.22	No Broker or Finder

     No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by the Agreement based upon arrangements made by or on behalf of Parent.

2.23	Registration Rights

     Except as contemplated herein or as disclosed in the Parent Disclosure Schedule, no holder of securities issued by Parent has any right to compel Parent to register or otherwise qualify such securities for public sale in Canada or the United States.

2.24	Full Disclosure

     The Agreement (including the Parent Disclosure Schedule and Parent SEC Documents) does not, and will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

2.25	Cash and Receivables

(a)

At the Effective Time, Parent will have a combination of cash and accounts receivable of not less than $4.0 million including cash raised in accordance with Section 5.8 and Section 7.11(b) of the Agreement (but not including any funds to be raised pursuant to the Wesley Clover Subscription Agreement).

(b)

Parent will have received the subscription and funds from KMB Trac Two Holdings Ltd. to purchase $1.0 million worth of Parent Common Stock conditional on and to be contemplated immediately following the Closing.

(c)

On or before the Effective Time, holders representing not less than $3.0 million of Parent’s outstanding convertible debt will, in accordance with the terms thereof, be converted to Parent Common Stock.

SCHEDULE D

TO THE ARRANGEMENT AGREEMENT AMONG
COUNTERPATH SOLUTIONS, INC, 6789722 CANADA INC. AND
NEWHEIGHTS SOFTWARE CORPORATION

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT INCLUDING EXCHANGEABLE SHARE PROVISIONS

PLAN OF ARRANGEMENT
UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1	Definitions

     In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     “Arrangement” means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set forth in the Arrangement Agreement and this Plan of Arrangement and subject to any amendments or variations thereto made in accordance with Section 9.1 of the Arrangement Agreement or Article 6 hereof or made at the direction of the Court in the Final Order.

     “Arrangement Agreement” means the agreement made as of June 15, 2007 between Parent, ExchangeCo and the Company, as amended, supplemented and/or restated in accordance therewith providing for, among other things, the Arrangement.

     “Arrangement Resolution” means the resolution to be passed by the Company Securityholders at the Company Securityholders’ Meeting in accordance with the Final Order.

     “Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by Section 192 of the CBCA to be sent to the Director after the Final Order is made.

     “Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada.

     “Canadian Resident” means a Person who is a resident of Canada for the purposes of the ITA.

     “CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, and the regulations made thereunder, as amended.

     “Certificate” means the certificate of arrangement giving effect to the Arrangement, issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been received by the Director.

     “Common Shares” means the common shares in the capital of the Company outstanding from time to time, including all common shares issued on the exercise of Company Options and Company Notes prior to the effective date.

     “Company” means NewHeights Software Corporation, a corporation existing under the CBCA.

      “Company Option” means an option to purchase Common Shares granted under the Company’s Stock Option Plan.

     “Company Securityholders” means, collectively, the holders of Common Shares and the holders of Company Options to the extent provided in or required by the Interim Order.

     “Company Securityholders Meeting” means the special meeting of the Company Securityholders (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider, and if deemed advisable to approve, the Arrangement.

     “Company Shareholder” means a registered holder of Common Shares.

     “Court” means the Supreme Court of British Columbia.

     “Current Market Price” has the meaning ascribed to that term in the Exchangeable Share Provisions.

     “Director” means the Director appointed under Section 260 of the CBCA.

     “Dissent Procedures” has the meaning ascribed to that term in Section 3.1.

     “Dissenting Shareholder” means a holder of Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures and the CBCA.

     “Dividend Amount” has the meaning ascribed to that term in Section 5.1(a) .

     “Effective Date” means the date upon which this Plan of Arrangement becomes effective as established by the date of issue shown on the Certificate.

     “Effective Time” means 12:01 a.m. (Vancouver Time) on the Effective Date.

     “Election Deadline” means 5:00 p.m. (Vancouver Time) on the date which is two Business Days prior to the date of the Company Securityholders’ Meeting.

     “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     “Exchange Ratio” means the fraction determined by dividing 40,250,000 (forty million two hundred and fifty thousand) by the number of Common Shares issued and outstanding immediately prior to the Effective Time, provided that if, between the date of the Arrangement Agreement and the Effective Time, the outstanding Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio will be adjusted appropriately by Parent and ExchangeCo after consultation with the Company.

     “Exchangeable Elected Share” means any Common Share that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Company no later than the Election Deadline, to transfer to ExchangeCo under the Arrangement in exchange for fully paid and non-assessable Exchangeable Shares.

     “Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of ExchangeCo.

     “Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Appendix 1 hereto.

     “Exchangeable Share Support Agreement” means the Exchangeable Share Support Agreement among Parent and ExchangeCo, to be entered into in connection with this Plan of Arrangement.

     “Exchangeable Share Voting Event” has the meaning attributed to that term in the Exchangeable Share Provisions.

     “ExchangeCo” means 6789722 Canada Inc., a corporation existing under the laws of Canada and being a direct, wholly-owned subsidiary of Parent.

     “Final Order” means the final order of the Court made in connection with the approval of the Arrangement, following the application therefor contemplated by Section 1.1(c) of the Arrangement Agreement, as such order may be affirmed, amended or modified by the Court or by the highest court by which an appeal therefrom is heard at any time prior to the Effective Time.

     “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

     “Interim Order” means the interim order of the Court made in connection with the process for obtaining approval of the Arrangement and related matters following the application therefor contemplated by Section 1.3 of the Arrangement Agreement.

     “ITA” means the Income Tax Act (Canada).

     “Letter of Transmittal and Election Form” means the Letter of Transmittal and Election Form for use by Company Shareholders, in exchanging their Common Shares and making such elections as provided under the Arrangement and which will be sent to such holders along with the Management Information Circular.

     “Liquidation Amount” has the meaning attributed to that term in the Exchangeable Share Provisions.

     “Liquidation Call Purchase Price” has the meaning ascribed to that term in Section 5.1(a) .

     “Liquidation Call Right” has the meaning ascribed to that term in Section 5.1(a) .

     “Liquidation Date” has the meaning ascribed to that term in the Exchangeable Share Provisions.

     “Management Information Circular” means the notice of the Company Securityholders’ Meeting and accompanying management information circular of the Company, including all schedules attached thereto, to be sent to Company Securityholders in connection with the Company Securityholders’ Meeting.

     “Meeting Date” means the date of the Company Securityholders’ Meeting.

     “OTC” means the National Association of Securities Dealer’s Inc. Over-the-Counter Bulletin Board.

     “Parent” means CounterPath Solutions, Inc., a corporation existing under the laws of the State of Nevada, and includes any successor thereto.

     “Parent Common Stock” means a share of common stock, par value U.S.$0.001 per share, in the capital of Parent, and any other security into which such share may be changed.

     “Parent Control Transaction” has the meaning ascribed to that term in the Exchangeable Share Provisions.

     “Parent Elected Share” means any Common Share that (i) the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Company to transfer to Parent under the Arrangement in exchange for fully paid and non-assessable shares of Parent Common Stock, or (ii) in respect of which no election has been made, or (iii) in respect of which a valid Exchangeable Share Election has not been made in any Letter of Transmittal and Election Form deposited with the Company, or (iv) that is deemed to be a Parent Elected Share pursuant to Section 2.2(a) or Section 2.2(b) .

     “Person” means any individual, Entity or Governmental Body.

     “Plan of Arrangement” means this plan of arrangement proposed under Section 192 of the CBCA, as amended, modified or supplemented from time to time in accordance with Article 6 hereof or Section 9.1 of the Arrangement Agreement or any order of the Court, including the appendices hereto and includes any agreement or instrument supplementary or ancillary hereto.

     “Redemption Call Purchase Price” has the meaning ascribed to that term in Section 5.2(a) .

     “Redemption Call Right” has the meaning ascribed to that term in Section 5.2(a) .

     “Redemption Date” has the meaning ascribed to that term in the Exchangeable Share Provisions.

     “Redemption Price” has the meaning ascribed to that term in the Exchangeable Share Provisions.

     “Replacement Option” has the meaning ascribed to that term in Section 2.2(d) .

     “Shareholders Agreement” means the Shareholders Agreement, dated as of July 13, 2004 and as amended from time to time, among the Company and the shareholders named therein.

     “Special Voting Share” means the share of special voting stock of Parent, par value U.S.$0.001, having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

     “Trustee” means Valiant Trust Company or such other trust company or other Entity chosen by the Company and the Parent to act as trustee pursuant to Voting and Exchange Trust Agreement.

     “U.S. Dollar Equivalent” means, in respect of an amount expressed in Canadian dollars at any date, the product obtained by multiplying: (a) the number of Canadian dollars, by (b) the noon spot exchange rate on such date for Canadian dollars expressed in United States dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for Canadian dollars expressed in United States dollars as may be deemed by the board of directors of the Company and the board of directors of Parent, acting jointly and reasonably, to be appropriate for such purpose.

     “Voting and Exchange Trust Agreement” has the meaning ascribed to that term in the Exchangeable Share Provisions.

1.2	Sections and Headings

     The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an article, a section or an appendix refers to the specified article or section of or appendix to this Plan of Arrangement.

1.3	Number, Gender and Persons

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

1.4	Governing Law

     This Plan of Arrangement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

ARTICLE 2
ARRANGEMENT

2.1	Binding Effect

     This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) the Company, (ii) Parent, (iii) ExchangeCo, (iv) all holders of Common Shares, (v) all holders of Exchangeable Shares and (vi) all holders of securities exercisable or exchangeable for or convertible into Common Shares, including Company Options.

2.1A	Termination of Shareholders Agreement

     The Shareholder Agreement shall be terminated, and thereafter, none of the parties thereto will have any rights, liabilities or other obligations thereunder.

2.2	Arrangement

     Commencing at the Effective Time, the following will occur and will be deemed to occur in the following order without any further act or formality:

(a)

each Exchangeable Elected Share will be transferred by the holder thereof, without any act or formality on the part of such holder, to ExchangeCo in exchange for (i) that number or fraction of a fully paid and non-assessable Exchangeable Share equal to the Exchange Ratio together with (ii) the rights and benefits to which such holder will be entitled pursuant to or as a result of the Voting and Exchange Trust Agreement and the Exchangeable Share Support Agreement, and the name of each such holder will be removed from the register of holders of Common Shares and added to the register of holders of Exchangeable Shares and ExchangeCo will be recorded as the registered holder of such Common Share so exchanged and will be deemed to be the legal and beneficial owner thereof; provided that, notwithstanding the foregoing, each holder of Common Shares who is not a Canadian Resident will not be entitled to elect to receive Exchangeable Shares, and any such election made by any such holder will be deemed to be an election to receive Parent Common Stock and each Common Share held by such holder will be deemed to be a Parent Elected Share;

(b)

each Common Share in respect of which an election has not been made by the holder thereof, or in respect of which an effective election has not been made, (other than (i) Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Common Shares held by them and (ii) Common Shares that are held by Parent or any of its Affiliates, which shall not be exchanged under this Arrangement and shall remain outstanding as Common Shares) will be deemed to be a Parent Elected Share and will be transferred by the holder thereof in accordance with Section 2.2(c);

(c)

each Parent Elected Share, (other than (i) Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Common Shares held by them, and (ii) Common Shares that are held by Parent or any of its Affiliates, which shall not be exchanged under this Arrangement and shall remain outstanding as Common Shares) will be transferred by the holder thereof to the Parent in exchange for that number or fraction of a fully paid and non-accessible Parent Common Stock equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Common Shares and added to the register of holders of Parent Common Stock; and

(d)

each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, will be exchanged for an option (a “Replacement Option”) to purchase a number of Parent Common Stock equal to the product of the Exchange Ratio multiplied by the number of Common Shares subject to such Company Option immediately prior to the Effective Time, rounding down to the nearest whole share, and such Replacement Option will provide for an exercise price per Parent Common Stock equal to U.S. $0.40 (regardless of the exercise price previously applicable to that Company Option). The term to expiry, conditions to, restrictions on and manner of exercising, exercisability, vesting schedule, and all other provisions of such Replacement Option will otherwise be unchanged from those of the Company Option as if any reference to the Company therein were a reference to the Parent. Parent shall be deemed to have assumed and adopted the Company’s obligations under each such Company Option and any document or agreement previously evidencing a Company Option will thereafter evidence and be deemed to evidence such Replacement Option; provided, however, that each Replacement Option issued in accordance with this Section 2.2(d) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time; and

(e)

coincident with the transactions set out above in this Section 2.2, Parent, ExchangeCo and the Trustee will execute the Voting and Exchange Trust Agreement and Parent will issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to Parent of US$1.00, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement will be received by them as part of the property receivable under Section 2.2(a) or Section 2.2(b) in exchange for the Common Shares.

2.3	Elections

(a)

Each Canadian Resident who, at or prior to the Election Deadline, is a holder of record of Common Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to the Election Deadline to receive Exchangeable Shares or Parent Common Stock, or a combination thereof, in exchange for such holder’s Common Shares, on the basis set forth herein and in the Letter of Transmittal and Election Form; for greater certainty, a holder of Common Shares who is not a Canadian Resident will not be entitled to elect to receive Exchangeable Shares, and any such election otherwise made by any such holder shall be and be deemed to be an election to receive Parent Elected Shares as set forth in Section 2.2(a).

(b)

Holders of Common Shares who are Canadian Residents, other than any such holder who is exempt from tax under the ITA, and who have elected to receive Exchangeable Shares will be entitled to make an income tax election pursuant to subsection 85(1) of the ITA (and the analogous provisions of applicable provincial income tax laws) with respect to the transfer of their Common Shares to ExchangeCo by providing three signed copies of the necessary election forms to the Company within 90 days following the Effective

Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA (or any applicable provincial income tax laws), the forms will be signed by ExchangeCo and two signed copies will be returned to such holders for filing with the Canada Revenue Agency (or the applicable provincial taxing authority).

ARTICLE 3
RIGHTS OF DISSENT

3.1	Rights of Dissent

     Holders of Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in Section 190 of the CBCA and this Section 3.1 (the “Dissent Procedures”) in connection with the Arrangement; provided that, notwithstanding Subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in Subsection 190(5) of the CBCA must be received by Parent not later than 5:00 p.m. (Vancouver time) on the Business Day preceding the Company Securityholders’ Meeting. Holders of Common Shares who duly exercise such rights of dissent and who:

(a)

are ultimately entitled to be paid fair value for their Common Shares will be deemed to have transferred such Common Shares to the Company immediately prior to the Effective Time, to the extent the fair value therefor is paid by the Company, and such shares will be cancelled as of the Effective Time; or

(b)

are ultimately not entitled, for any reason, to be paid fair value for their Common Shares will be deemed to have participated in the Arrangement on the same basis as a non- dissenting and non-electing holder of Common Shares and will receive Exchangeable Shares or Parent Common Stock, as the case may be, in accordance with Section 2.2(b), but in no case will Parent, ExchangeCo or any other Person be required to recognize such holders as holders of Common Shares after the Effective Time, and the names of such holders of Common Shares will be deleted from the register of holders of Common Shares at the Effective Time.

ARTICLE 4
CERTIFICATES AND FRACTIONAL SHARES

4.1	Issuance of Certificates Representing Exchangeable Shares

     At or promptly after the Effective Time, ExchangeCo will deposit with the Company, for the benefit of the holders of Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing the Exchangeable Shares issued pursuant to Section 2.2(a) or Section 2.2(b) in exchange for Exchangeable Elected Shares. Upon surrender to the Company for cancellation of a certificate which immediately prior to the Effective Time represented one or more Exchangeable Elected Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the Common Shares formerly represented by such certificate under the CBCA and the by-laws of the Company and such additional documents and instruments as the Company may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefore, and the Company will deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3), and the certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Common Shares is presented to the Company, accompanied by all documents required to evidence and effect such transfer under the CBCA and the by-laws of the Company and such additional documents and instruments as the Company may reasonably require. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented Exchangeable Elected Shares will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Common Shares or Exchangeable Shares as contemplated by Section 4.3.

4.2	Exchange of Certificates for Parent Common Stock

     Upon surrender to the Company for cancellation of a certificate which immediately prior to the Effective Time represented Parent Elected Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the Common Shares formerly represented by such certificate under the CBCA and the by-laws of the Company and such additional documents and instruments as the Company may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefor, and the Parent shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Parent Common Stock which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3), and the certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of Common Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Common Stock may be issued to the transferee if the certificate representing such Common Shares is presented to the Company, accompanied by all documents required to evidence and effect such transfer under the CBCA and the by-laws of the Company and such additional documents and instruments as the Company may reasonably require. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to the Effective Time represented Common Shares that were or are deemed to be Parent Elected Shares will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Parent Common Stock as contemplated by this Section 4.2, and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to the Common Shares or Parent Common Stock as contemplated by Section 4.3.

4.3	Distributions with Respect to Unsurrendered Certificates

     No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Common Shares that were exchanged pursuant to Section 2.2, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section 4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate, there will be paid to the record holder of the certificates representing whole Common Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Shares or Parent Common Stock, as the case may be, that the holder is entitled to receive and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Parent Common Stock, as the case may be, that the holder is entitled to receive.

4.4	No Fractional Shares

     No certificates or scrip representing any remaining fractional Exchangeable Shares or fractional Parent Common Stock to which a holder may be entitled (after aggregating all such fractions to which such holder may be entitled) will be issued upon the surrender for exchange of certificates pursuant to Section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of ExchangeCo or Parent, as the case may be, will have any effect on any such fractional share and such fractional interests will not entitle the owner thereof to exercise any rights as a security holder of ExchangeCo or Parent. In lieu of any such fractional shares each Person otherwise entitled to a fractional share in an Exchangeable Share after aggregating all such fractional shares will receive that number of Exchangeable Shares or Parent Common Stock rounded down to the nearest whole share.

4.5	Lost Certificates

     In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Company will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more Exchangeable Shares or Parent Common Stock (and a cheque for any dividends or distributions with respect thereto pursuant to Section 4.3) deliverable in accordance with such holder’s Letter of Transmittal and Election Form. When authorizing such issuance and payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Parent Common Stock are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to ExchangeCo, Parent and their respective transfer agents (including the Company) in such sum as Parent may direct or, if Parent permits indemnification in lieu of a bond, otherwise indemnify ExchangeCo, Parent and their respective transfer agents (including the Company) in a manner satisfactory to Parent against any claim that may be made against ExchangeCo, Parent and their respective transfer agents (including the Company) with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6	Extinction of Rights

     Any certificate which immediately prior to the Effective Time represented outstanding Common Shares that were exchanged pursuant to Section 2.2 and not deposited with the Company in accordance with Sections 4.1 or 4.2, together with all other instruments required by Sections 4.1 or 4.2, on or prior to the third anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of the Company, Parent or ExchangeCo. On such date, the Exchangeable Shares or Parent Common Stock to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to ExchangeCo or Parent, as the case may be, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder in accordance with Section 4.3.

4.7	Withholding Rights

     ExchangeCo, Parent and the Company will be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Common Shares, Parent Common Stock or Exchangeable Shares, such amounts as ExchangeCo, Parent or the Company is required or permitted to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue

Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, ExchangeCo, Parent and the Company are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to ExchangeCo, Parent or the Company, as the case may be, to enable it to comply with such deduction or withholding requirement and ExchangeCo, Parent or the Company will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.

ARTICLE 5
CERTAIN RIGHTS OF PARENT TO ACQUIRE EXCHANGEABLE SHARES

5.1	Parent Liquidation Call Right

(a)

Parent will have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent of an amount per share (the “Liquidation Call Purchase Price”) equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Liquidation Date, which will be satisfied in full by Parent causing to be delivered to such holder one share of Parent Common Stock for each such Exchangeable Share, plus, to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by Parent (the “Dividend Amount”). In the event of the exercise of the Liquidation Call Right by Parent, each holder (other than Parent or Affiliates of Parent) shall be obligated to sell all but not less than all of the Exchangeable Shares held by such holder to Parent on the Liquidation Date on payment by Parent to the holder of the Liquidation Call Purchase Price for each such share, and ExchangeCo shall have no obligation to pay the Liquidation Amount of such shares so purchased by Parent.

(b)

To exercise the Liquidation Call Right, Parent must notify ExchangeCo of Parent’s intention to exercise such right at least 20 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of ExchangeCo and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of ExchangeCo. ExchangeCo will notify the holders of Exchangeable Shares as to whether or not Parent has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Parent. If Parent exercises the Liquidation Call Right, then on the Liquidation Date Parent will purchase and the holders (other than Parent or Affiliates of Parent) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Liquidation Call Purchase Price.

	(c)	For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Parent will deposit with ExchangeCo, on or before the

Liquidation Date, certificates representing the aggregate number of shares of Parent Common Stock deliverable by Parent and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. Provided that Parent has complied with the immediately preceding sentence, on and after the Liquidation Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by Parent upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Stock to which it is entitled. Upon surrender to ExchangeCo of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of ExchangeCo and such additional documents and instruments as ExchangeCo may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefore, and ExchangeCo on behalf of Parent will deliver to such holder, certificates representing the Parent Common Stock to which the holder is entitled and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent in payment of the Dividend Amount, less any amounts withheld pursuant to Section 4.7 hereof. If Parent does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount of such shares pursuant to Article 5 of the Exchangeable Share Provisions.

5.2	Parent Redemption Call Right

(a)

Parent will have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by ExchangeCo pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Parent or an Affiliate of Parent) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Parent to each holder of an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Redemption Date, which will be satisfied in full by Parent causing to be delivered to such holder one share of Parent Common Stock, plus the Dividend Amount, for each Exchangeable Share redeemed. In the event of the exercise of the Redemption Call Right by Parent, each holder (other than Parent or Affiliates of Parent) will be obligated to sell all but not less than all the Exchangeable Shares held by such holder to Parent on the Redemption Date on payment by Parent to the holder of the Redemption Call Purchase Price for each such share, and ExchangeCo will have no obligation to redeem such shares so purchased by Parent.

(b)

To exercise the Redemption Call Right, Parent must notify ExchangeCo of Parent’s intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Parent will so notify ExchangeCo on or as soon as practicable before the Redemption Date. ExchangeCo will notify the holders of the Exchangeable Shares as to whether or not Parent has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Parent. If Parent exercises the Redemption Call Right, on the Redemption Date, Parent will purchase and the holders (other than Parent or Affiliates of Parent) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Redemption Call Purchase Price.

(c)

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Parent will deposit with ExchangeCo, on or before the Redemption Date, certificates representing the aggregate number of shares of Parent Common Stock deliverable by Parent and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. Provided that Parent has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares (other than Parent or Affiliates of Parent) will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by Parent upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Stock to which it is entitled. Upon surrender to ExchangeCo of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of ExchangeCo and such additional documents and instruments as ExchangeCo and the Parent may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefor, and ExchangeCo on behalf of Parent will deliver to such holder, certificates representing the Parent Common Stock to which the holder is entitled and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent in payment of the Dividend Amount, less any amounts withheld pursuant to Section 4.7 hereof. If Parent does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price of such shares pursuant to Article 7 of the Exchangeable Share Provisions.

ARTICLE 6
AMENDMENTS

6.1	Amendments to Plan of Arrangement

     The Company shall not amend, modify and/or supplement this Plan of Arrangement prior to the Effective Date unless each such amendment, modification and/or supplement is (i) set out in writing, (ii) approved by Parent, (iii) filed with the Court and, if made following the Company Securityholders’ Meeting, approved by the Court, and (iv) communicated to Company Securityholders if and as required by the Court.

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Company Securityholders’ Meeting (provided that Parent shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Securityholders’ Meeting (subject to the requirements set forth in the Interim Order), will become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Securityholders’ Meeting will be effective only if (i) it is consented to by each of the Company and Parent, and (ii) if required by the Court, it is consented to by the Company Securityholders voting in the manner directed by the Court.

APPENDIX 1

PROVISIONS ATTACHING TO THE
EXCHANGEABLE SHARES OF
6789722 CANADA INC.

     The Exchangeable Shares of 6789722 Canada Inc. (the “Corporation”) shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1	For the purposes of these share provisions:

     “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     “Board of Directors” means the board of directors of the Corporation.

     “Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada.

     “Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying: (a) the Foreign Currency Amount, by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     “Common Share” means a share in the class of common shares in the capital of the Corporation.

     “Corporation” means 6789722 Canada Inc., a corporation governed by the Canada Business Corporations Act and being a wholly-owned subsidiary of Parent.

     “Current Market Price” means, in respect of a Parent Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on OTC, or, if the Parent Common Stock are not then quoted on OTC, on such other stock exchange or automated quotation system on which the Parent Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Stock during such period does not create a market which reflects the fair market value of a Parent Common Stock, then the Current

Market Price of a Parent Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     “Dividend Amount” has the meaning ascribed to that term in Section 6.3 of these share provisions.

     “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     “Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     “Exchangeable Share Support Agreement” means the Exchangeable Share Support Agreement among Parent and the Corporation, to be entered into in connection with the Plan of Arrangement.

     “Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

     “Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Parent Common Stock.

     “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organization, unit, body or Entity and any court or other tribunal).

     “Liquidation Amount” has the meaning ascribed to that term in Section 5.1 of these share provisions.

     “Liquidation Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

     “Liquidation Date” has the meaning ascribed to that term in Section 5.1 of these share provisions.

     “Parent” means CounterPath Solutions, Inc., a corporation existing under the laws of the State of Nevada, and includes any successor thereto.

     “Parent Call Notice” has the meaning ascribed to that term in Section 6.3 of these share provisions.

     “Parent Common Stock” means a share of common stock, par value U.S. $0.001 per share, in the capital of Parent, and any other security into which such share may be changed.

     “Parent Control Transaction” means (i) any merger, amalgamation, reorganization or other similar event involving Parent, (ii) any tender offer for Parent, (iii) any material sale of assets or shares or rights or interests therein or thereto by Parent, or (iv) any similar transactions involving Parent, or (v) any proposal to do any of the foregoing.

     “Parent Dividend Declaration Date” means the date on which the board of directors of Parent declares any dividend on the Parent Common Stock.

     “Person” means any individual, Entity or Governmental Body.

     “Plan of Arrangement” means the plan of arrangement relating to the arrangement involving Parent, the Corporation and NewHeights Software Corporation under Section 192 of the Canada Business Corporations Act, as amended, modified or supplemented from time to time in accordance with the plan and any order of the Supreme Court of British Columbia, to which plan these share provisions are attached as Appendix 1 and which plan (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A.

     “Purchase Price” has the meaning ascribed to that term in Section 6.3 of these share provisions.

     “Redemption Call Purchase Price” has the meaning ascribed to that term in the Plan of Arrangement.

     “Redemption Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

     “Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than July 31, 2012 unless:

(a)

there are fewer than 10% of the Exchangeable Shares originally issued outstanding (other than Exchangeable Shares held by Parent and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exercisable or exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to July 31, 2012 as they may determine, upon at least 60 days’ prior written notice to the registered holders of the Exchangeable Shares;

(b)

a Parent Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate or modify the terms and conditions of the Exchangeable Shares in connection with such Parent Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Parent Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to July 31, 2012 as it may determine, upon such number of days’ prior written notice to the registered holders of the Exchangeable Shares and to Parent as the Board of Directors may determine to be reasonably practicable in such circumstances;

(c)

an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the Redemption Date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days’ prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(d)

an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall give such number of days’ prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

     “Redemption Price” has the meaning ascribed to that term in Section 7.1 of these share provisions.

     “Retracted Shares” has the meaning ascribed to that term in Section 6.1(a) of these share provisions.

     “Retraction Call Right” has the meaning ascribed to that term in Section 6.1(c) of these share provisions.

     “Retraction Date” has the meaning ascribed to that term in Section 6.1(b) of these share provisions.

     “Retraction Price” has the meaning ascribed to that term in Section 6.1 of these share provisions.

     “Retraction Request” has the meaning ascribed to that term in Section 6.1 of these share provisions.

     “Trustee” means Valiant Trust Company or such other trust company or other Entity chosen as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     “Voting and Exchange Trust Agreement” means the Voting and Exchange Trust Agreement among Parent, the Corporation and the Trustee, to be entered into in connection with the Plan of Arrangement.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

2.1 Subject to Section 4.1 hereof, the Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

ARTICLE 3
DIVIDENDS

3.1 Subject to Section 3.2 hereof, a holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a)

in the case of a cash dividend declared on the Parent Common Stock, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Parent Dividend Declaration Date, in each case, equal to the cash dividend declared on each Parent Common Stock;

(b)

in the case of a stock dividend declared on the Parent Common Stock to be paid in Parent Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Stock to be paid on each Parent Common Stock; or

(c)

in the case of a dividend declared on the Parent Common Stock in property other than cash or Parent Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6 hereof) the type and amount of property declared as a dividend on each Parent Common Stock.

     Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.

3.2 In the case of a stock dividend declared on the Parent Common Stock to be paid in Parent Common Stock, in lieu of declaring the stock dividend contemplated by Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in its discretion and subject to applicable law, subdivide, redivide or change (the “subdivision”) each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares as is equal to the sum of (i) a Parent Common Stock and (ii) the number of Parent Common Stock to be paid as a stock dividend on each Parent Common Stock. In such instance, and notwithstanding any other provision hereof, such subdivision shall become effective on the effective date specified in Section 3.4 hereof without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, no approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such subdivision.

3.3 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof or the subdivision of Exchangeable Shares contemplated by Section 3.2 hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Stock. The record date for the determination of the holder of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of Exchangeable Shares under Section 3.2 hereof and the effective date of such subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on Parent Common Stock.

3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock dividend or other distribution payable in Parent Common Stock, the number of such shares issued in proportion to the number of Parent Common Stock previously outstanding;

(b)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Stock (or securities exercisable or exchangeable for or convertible into or carrying rights to acquire Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Parent Common Stock;

(c)

in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in Section

3.6(b) above, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Stock and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Parent Common Stock; and

(d)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

     For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors shall be conclusive and binding on the Corporation and its shareholders.

ARTICLE 4
CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

(a)

pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)	redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)

issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

     The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Parent Common Stock shall have been declared and paid on the Exchangeable Shares.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Parent of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”), which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of Parent Common Stock, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Parent of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, at the registered office of the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Stock delivered to them or the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Parent of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Parent Common Stock on the last Business Day prior to the Retraction Date (the “Retraction Price”), which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of Parent Common Stock for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(a)

specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation;

(b)

stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

(c)

acknowledging the overriding right (the “Retraction Call Right”) of Parent to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by Parent of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request and such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction

Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Parent pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Parent thereof. In order to exercise the Retraction Call Right, Parent must notify the Corporation of its determination to do so (the “Parent Call Notice”) within five Business Days of notification to Parent by the Corporation of the receipt by the Corporation of the Retraction Request. If Parent does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Parent will not exercise the Retraction Call Right. If Parent delivers the Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Parent in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Parent shall purchase from such holder and such holder shall sell to Parent on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share which shall be satisfied in full by Parent causing to be delivered to such holder one share of Parent Common Stock for each Exchangeable Share presented and surrendered by the holder, plus, on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the “Dividend Amount”). For the purposes of completing a purchase pursuant to the Retraction Call Right, Parent shall deposit with the Corporation, on or before the Retraction Date, certificates representing shares of Parent Common Stock and a cheque or cheques of Parent payable at par at any branch of the bankers of Parent representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Parent has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Parent does not deliver a Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or Parent, as the case may be, shall deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Parent, as applicable, representing the aggregate Dividend Amount in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by Parent, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Parent shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Stock delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determine the Corporation is, on the Retraction Date, permitted to redeem, which shall be selected as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Exchangeable Shares tendered for retraction by each holder thereof and the Corporation shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in Section 5.7 of the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided Parent has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Common Share on the last Business Day prior to the Redemption Date (the “Redemption Price”), which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one share of Parent Common Stock for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Parent under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder; provided that if the notice period of 60 days would expire after the date that would, but for such 60-day period, be established as the Redemption Date, then the Redemption Date will be deferred until the notice period of 60 days has passed. In the case of a Redemption Date established in connection with a Parent Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Parent under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Parent of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or Parent or the Corporation as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the Parent or the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation in such notice, on behalf of the Corporation of certificates representing shares of Parent Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for, and the full amount of such dividends on (except as provided in the preceding sentence), the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Stock delivered to them or the custodian on their behalf.

ARTICLE 8
VOTING RIGHTS

8.1 Except as required by applicable law and by Article 9 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 9
AMENDMENT AND APPROVAL

9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE 10
RECIPROCAL CHANGES, ETC.
IN RESPECT OF PARENT COMMON STOCK

10.1 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

(a)

issue or distribute Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) to holders of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock) in lieu of receiving cash dividends;

(b)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Stock entitling them to subscribe for or to purchase Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Stock); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Stock:

	(i)	shares or securities of Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Stock);

	(ii)	rights, options, warrants or securities other than those referred to in Section 10.1(b) above;

	(iii)	evidences of indebtedness of Parent; or

	(iv)	any property or assets of Parent,

unless the economic equivalent (as determined by the Board of Directors as contemplated by Section 3.6 hereof) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

10.2 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

(a)	subdivide, redivide or change the then outstanding Parent Common Stock into a greater number of Parent Common Stock;

(b)	reduce, combine, consolidate or change the then outstanding Parent Common Stock into a lesser number of Parent Common Stock; or

(c)	reclassify or otherwise change the Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Stock,

unless the same or an economically equivalent change (as determined by the Board of Directors as contemplated by Section 3.6 hereof) shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

ARTICLE 11
ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and the Corporation with all provisions of the Exchangeable Share Support Agreement applicable to Parent and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(b)

making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)

making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 12
LEGEND; CALL RIGHTS

12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Exchangeable Share Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

12.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Parent, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Parent as therein provided.

ARTICLE 13
NOTICES; GENERAL

13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office as may be specified by the Corporation, in each case, addressed to the attention of such person as the Corporation may determine. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by or on behalf of the Corporation, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

13.4 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

     If, by reason of any actual or threatened interruption of mail service due to strike, lockout or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Section 13.1 or 13.2, as the case may be.

SCHEDULE A

NOTICE OF RETRACTION

To 6789722 Canada Inc. (the “Corporation”) and CounterPath Solutions, Inc. (“Parent”).

     This notice is given pursuant to Article 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation represented by the attached certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]	all share(s) represented by the attached share certificate; or

[ ]	_____ share(s) only.

The undersigned hereby notifies the Corporation that the Retraction Date shall be ________

NOTE:

The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

     The undersigned acknowledges the overriding Retraction Call Right of Parent to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Parent in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Parent, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, and provided that Parent shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Parent to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to Parent and the Corporation that the undersigned:

[ ]	is

(select one)

[ ]	is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and Parent that the undersigned: (i) has good title to, and owns, the share(s) represented by this certificate to be acquired by Parent or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances, and (ii) will complete, sign and return to the Corporation or Parent, prior to the redemption of any of the Exchangeable Shares, on request by the Corporation or Parent, any documents, questionnaires, notices, certificates and undertakings in order to comply with applicable securities laws.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

[ ]

Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:

This panel must be completed and the attached share certificate, together with such additional documents as the Corporation and Parent may require, must be deposited with the Corporation or Parent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date: ______________________________________________

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print): _____________________________________________________________

Street Address or P.O. Box: ___________________________________________________________________________________

Signature of Shareholder: ____________________________________________________________________________________

City, Province and Postal Code: _______________________________________________________________________________

Signature Guaranteed by: ____________________________________________________________________________________

NOTE:

If this notice of retraction is for less than all of the shares represented by the attached certificate, a certificate representing the remaining share(s) of the Corporation represented by the attached share certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

SCHEDULE E

TO THE ARRANGEMENT AGREEMENT AMONG
COUNTERPATH SOLUTIONS, INC, 6789722 CANADA INC. AND
NEWHEIGHTS SOFTWARE CORPORATION

PIGGYBACK REGISTRATION RIGHTS AGREEMENT

PIGGYBACK REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT made the ______ day of June, 2007.

BETWEEN:
COUNTERPATH SOLUTIONS, INC., of Suite 300, One
Bentall Centre, 505 Burrard Street, Vancouver, British Columbia,
Canada, V7X 1M3

(the “Company”)
AND:
Each of the Persons Executing this Agreement

(each a “Shareholder” and collectively, the “Shareholders”)

WHEREAS:

A. Pursuant to a Plan of Arrangement, the Company acquired, directly or indirectly, all of the outstanding voting securities of NewHeights Software Corporation (“NewHeights”);

B. As part of the Plan of Arrangement, certain shareholders of NewHeights who were Canadian residents disposed of their common shares in NewHeights in exchange for exchangeable preferred shares (the “Exchangeable Shares”) of <>, a subsidiary of the Company;

C. The holders of the Exchangeable Shares, including the Shareholders, are entitled, at their election, to exchange their Exchangeable Shares for shares of common stock of the Company on a one-for-one basis, subject to adjustment; and

D. The Company wishes to provide certain registration rights to the holders of the Exchangeable Shares, including the Shareholders, on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration the parties agree as follows:

1.	Piggyback Registration Rights

1.1 If the Company determines to proceed with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a registration statement (the "Registration Statement") relating to an offering for its own account or the account of others under the United States Securities Act of 1933, as amended (the “1933 Act”), of any shares of its common stock, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or its then equivalents relating to equity securities issuable in connection with stock options or other employee benefit plans, the Company shall send to the Shareholder written notice of such determination and, if within thirty (30) days after receipt of such notice, the Shareholder shall so request in writing, the Company will cause the registration under the 1933 Act of the shares of common stock of the Company issued or issuable to the Shareholder upon exchange of the Exchangeable Shares held by the Shareholder (the "Registrable Securities"), provided that if at any time after giving written notice of its intention to register any of its shares of common stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such shares, the Company may, at its election, give written notice of such determination to the Shareholder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering the Registrable Securities for the same period as the delay in registering such other shares. The Company shall include in such registration statement all or any part of the Registrable Securities provided however that the Company shall not be required to register any of the Registrable Shares that are eligible for sale pursuant to Rule 144(k) of the 1933 Act. Notwithstanding any other provision in this Agreement, if the Company receives a comment from the SEC which effectively results in the Company having to reduce the number of shares of common stock being registered on such Registration Statement, then the Company may, in its sole discretion, reduce on a pro rata basis along with all other shares being registered the number of Registrable Securities to be included in such Registration Statement.

1.2 In connection with each Registration Statement described in Section 1.1 hereof, the Shareholder will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company may require the Shareholder to furnish to the Company a certified statement as to the number of shares of common stock beneficially owned by the Shareholder and the name of the person thereof that has voting and dispositive control over the Registrable Securities.

1.3 All fees and expenses incident to the performance of or compliance with the filing of the Registration Statement shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the OTC Bulletin Board or other exchange or quotation service on which the common stock of the Company is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the filing of the Registration Statement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the filing of the Registration Statement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, if applicable. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for hereunder, any legal fees or other costs of the Shareholder.

1.4 The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Shareholder, and if applicable, its officers, directors, agents and employees, and each person who controls the Shareholder (within the meaning of Section 15 of the 1933 Act or Section 20 of the United States Securities Exchange Act of 1934 (the “1934 Act”)) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, but only to the extent, that such untrue statements or omissions (i) are based solely upon information regarding the Shareholder furnished in writing to the Company by the Shareholder expressly for use therein, or to the extent that such information relates to the Shareholder or the Shareholder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Shareholder expressly for use in the Registration Statement, or in any amendment or supplement thereto, or (ii) are contained in an outdated or defective Registration Statement used by the Shareholder after the Company has notified the Shareholder in writing that the Registration Statement is outdated or defective.

1.5 The Shareholder shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) the Shareholder’s failure to comply with the prospectus delivery requirements of the 1933 Act, or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statements or omissions (i) are contained in any information so furnished in writing by the Shareholder to the Company specifically for inclusion in the Registration Statement, or (ii) are based solely upon information regarding the Shareholder furnished in writing to the Company by the Shareholder expressly for use therein, or (iii) are contained in information relating to the Shareholder or the Shareholder’s proposed method of distribution of Registrable Securities that was reviewed and expressly approved in writing by the Shareholder expressly for use in the Registration Statement or in any amendment or supplement thereto, or (z) the use by the Shareholder of an outdated or defective Registration Statement after the Company has notified the Shareholder in writing that the Registration Statement is outdated or defective. In no event shall the liability of the Shareholder hereunder be greater in amount than the dollar amount of the net proceeds received by the Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

1.6 If a claim for indemnification hereunder is unavailable to either the Company or the Shareholder (in each case, an "Indemnified Party or Indemnified Parties", as applicable) (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this section, no Shareholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Shareholder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that the Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by the Shareholder.

2.	Governing Law

2.1 This Agreement is governed by the laws of the Province of British Columbia.

3.	Assignment

3.1 This Agreement may be assigned by the Shareholder to any person who purchases or otherwise acquires any of the Exchangeable Shares from the Shareholder.

4.	Severability

4.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

5.	Entire Agreement

5.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

6.	Counterparts

6.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

7.	Notices

7.1 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada, the notice to the following address or number:

If to the Company:

CounterPath Solutions, Inc.
Suite 300 One Bentall Centre
505 Burrard Street
Vancouver, British Columbia, Canada, V7X 1M3

Facsimile No.: 604-320-3399

If to the Shareholder, at the address and facsimile number given on the execution pages hereof.

(or to such other address or number as any party may specify by notice in writing to another party).

7.2 Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

7.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

8.	Counterparts and Electronic Means

8.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.

COUNTERPATH SOLUTIONS, INC.

Per:
Authorized Signatory

EXECUTED by the named Shareholder in	)
the presence of:	)
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Signature	)	Signature of Shareholder or Authorized
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Print Name	)
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Occupation	)
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Address

Facsimile No.

EXECUTED by the named Shareholder in	)
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Address	)	Name of Shareholder
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Address

Facsimile No.

EXECUTED by the named Shareholder in	)
the presence of:	)
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Signature	)	Signature of Shareholder or Authorized
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Print Name	)
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Address	)	Name of Shareholder
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EXECUTED by the named Shareholder in	)
the presence of:	)
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Signature	)	Signature of Shareholder or Authorized
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SCHEDULE F

TO THE ARRANGEMENT AGREEMENT AMONG
COUNTERPATH SOLUTIONS, INC, 6789722 CANADA INC. AND
NEWHEIGHTS SOFTWARE CORPORATION

VOTING AND EXCHANGE TRUST AGREEMENT

FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

AGREEMENT made as of the 15th day of June, 2007.

AMONG:
6789722 CANADA INC., a corporation existing under the laws of
Canada (“ExchangeCo”)
AND
COUNTERPATH SOLUTIONS, INC., a corporation existing under
the laws of the State of Nevada (“Parent”)
AND
VALIANT TRUST COMPANY, a trust company incorporated under
the laws of Canada (“Trustee”)

WHEREAS:

A. Pursuant to an arrangement agreement (the “Arrangement Agreement”) dated as of June 15, 2007 among Parent, ExchangeCo and NewHeights Software Corporation (the “Company”), ExchangeCo has agreed to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of the Company pursuant to the plan of arrangement (the “Plan of Arrangement”) contemplated by the Arrangement Agreement; and

B. Pursuant to the Arrangement Agreement, Parent and ExchangeCo have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement; and

THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

     In this Agreement, the following terms shall have the following meanings:

     “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     “Arrangement” means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set forth in the Arrangement Agreement and the Plan of Arrangement and any

amendments or variations to the Plan of Arrangement made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

     “Arrangement Agreement” means the agreement made as of June 15, 2007 between Parent, ExchangeCo and the Company, as amended, supplemented and/or restated in accordance therewith, providing for, among other things, the Arrangement.

     “Assignee” has the meaning ascribed to that term in Section 12.3.

     “Authorized Person” has the meaning ascribed to that term in Section 6.17.

     “Automatic Exchange Rights” means the benefit of the obligation of Parent to effect the automatic exchange of Parent Common Shares for Exchangeable Shares pursuant to Section 5.13.

     “Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Parent and the Parent Affiliates.

     “Beneficiary Votes” has the meaning ascribed to that term in Section 4.2.

     “Board of Directors” means the Board of Directors of ExchangeCo or Parent, as the case may be.

     “Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada.

     “Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying: (a) the Foreign Currency Amount, by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     “CBCA” means the Canada Business Corporations Act as now in effect and as may be amended from time to time prior to the date upon which the Plan of Arrangement becomes effective as set forth in the certificate of arrangement giving effect to the Arrangement issued by the director pursuant to section 192 of the Canada Business Corporations Act, including the regulations made thereunder.

     “Current Market Price” means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the OTC Bulletin Board, or, if the Parent Common Shares are not then quoted on the OTC Bulletin Board, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors of Parent for such purpose; provided, however, that if in the opinion of the Board of Directors of Parent the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Shares, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors of Parent, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors of Parent shall be conclusive and binding.

     “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     “Exchange Right” has the meaning ascribed to that term in Section 5.1.

     “Exchangeable Share” means a share in the class of non-voting exchangeable shares in the capital of ExchangeCo having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

     “Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in Appendix 1 to the Plan of Arrangement.

     “Exchangeable Share Support Agreement” means the exchangeable share support agreement made as of even date herewith among ExchangeCo and Parent.

     “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

     “Indemnified Parties” has the meaning ascribed to that term in Section 8.1.

     “Insolvency Event” means the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency or winding-up proceedings against ExchangeCo, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, or the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

     “Liquidation Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

     “Liquidation Event” has the meaning ascribed to that term in Section 5.13(b) .

     “Liquidation Event Effective Date” has the meaning ascribed to that term in Section 5.13(c) .

     “List” has the meaning ascribed to that term in Section 4.6.

     “Officers Certificate” means, with respect to Parent or ExchangeCo, as the case may be, a certificate signed by any one of the authorized signatories of Parent or ExchangeCo, as the case may be.

     “Parent Affiliates” means Affiliates of Parent.

     “Parent Common Share” means a share of common stock, par value U.S. $0.001 per share, in the capital of Parent, and any other security into which such share may be changed.

     “Parent Consent” has the meaning ascribed to that term in Section 4.2.

      “Parent Meeting” has the meaning ascribed to that term in Section 4.2.

     “Parent Special Voting Share” means the one share of special voting stock of Parent, par value U.S.$0.001, which entitles the holder of record of that share to a number of votes at meetings of holders of Parent Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Parent and Parent Affiliates).

     “Parent Successor” has the meaning ascribed to that term in Section 10.1.

     “Person” means any individual, Entity or Governmental Body.

     “Plan of Arrangement” means the plan of arrangement appended as Schedule D to the Arrangement Agreement.

     “Redemption Call Right” has the meaning ascribed to that term in the Plan of Arrangement.

     “Retracted Shares” has the meaning ascribed to that term in Section 5.7.

     “Retraction Call Right” has the meaning ascribed to that term in the Exchangeable Share Provisions.

     “Trust” means the trust created by this Agreement.

     “Trust Estate” means the Parent Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

     “Trustee” means Valiant Trust Company or such other trust company or other Entity that Parent and the Company choose and, subject to the provisions of Article 9, includes any successor trustee.

     “Voting Rights” means the voting rights attached to the Parent Special Voting Share as set forth in Article 4.

1.2	Interpretation Not Affected by Headings, etc.

     The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Number, Gender, etc.

     Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

     If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
PURPOSE OF AGREEMENT

2.1	Establishment of Trust

     The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Parent Special Voting Share in order to enable the Trustee to execute the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3
PARENT SPECIAL VOTING SHARE

3.1	Issue and Ownership of the Parent Special Voting Share

     Parent hereby issues to and deposits with the Trustee, the Parent Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Parent Special Voting Share by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Parent Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Parent Special Voting Share provided that the Trustee shall:

(a)	hold the Parent Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Parent Special Voting Share and the Parent Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2	Legended Share Certificates

     ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3	Safe Keeping of Certificate

     The certificate representing the Parent Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

ARTICLE 4
EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

     The Trustee, as the holder of record of the Parent Special Voting Share, shall be entitled to vote in person or by proxy the Parent Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the holders of Parent Common Shares at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15:

(a)

the Trustee shall exercise the Voting Rights only on the basis of instructions received in accordance with this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Meeting is held or a Parent Consent is sought; and

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2	Number of Votes

     With respect to all meetings of stockholders of Parent at which holders of Parent Common Shares are entitled to vote (each, a “Parent Meeting”) and with respect to all written consents sought by Parent from its stockholders including the holders of Parent Common Shares (each, a “Parent Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or in connection with such Parent Consent.

4.3	Mailings to Stockholders

     With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Shares subject to the Trustee being advised in writing of that method and its ability to provide that method of communication) to each of the Beneficiaries named in the List referred to in Section 4.6, the following materials (such mailing or communication to commence on the same day as the mailing (or other communication) is commenced by Parent to its stockholders or, if later, promptly after receipt by the Trustee of such materials):

(a)	a copy of the notice of such Parent Meeting or such Parent Consent, together with any related materials to be provided to stockholders of Parent;

(b)	a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent or, pursuant to Section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

(ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may instruct the Trustee as to voting and otherwise as contemplated herein; and

(f)

a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which, in the case of a Parent Meeting, shall be not later than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

     For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or sign such Parent Consent. Parent will notify the Trustee of any decision of the Board of Directors of Parent with respect to the calling of any Parent Meeting or with respect to the seeking of any Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4	Copies of Stockholder Information

     Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Parent) received by the Trustee from Parent and will use its best efforts to mail or otherwise send such materials contemporaneously with the sending by Parent or its designee of such materials to holders of Parent Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal corporate trust office in the City of Vancouver during the regular business hours of the Trustee all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Trustee as the registered holder of the Parent Special Voting Share and made available by Parent generally to the holders of Parent Common Shares; or

(b)	specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Parent.

4.5	Other Materials

     As soon as reasonably practicable after receipt by Parent or stockholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Parent Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal corporate trust office in the City of Vancouver during the regular business hours of the Trustee copies of all such materials.

4.6	List of Persons Entitled to Vote

     ExchangeCo shall, (a) prior to each annual general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order (and, if requested, arranged by jurisdiction of residence) and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to enable the Trustee to perform its obligations under this Agreement. Parent agrees to give ExchangeCo notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable ExchangeCo to perform its obligations under this Section 4.6.

4.7	Entitlement to Direct Votes

     Any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8	Voting by Trustee, and Attendance of Trustee Representative at Meeting

(a)

In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(b)

Subject to the timely receipt of instructions as contemplated in Section 4.3(f), the Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9	Distribution of Written Materials

     Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares subject to the Trustee being advised in writing of that method of communication and its ability to provide that method of communication) to each Beneficiary at its address as shown on the books of ExchangeCo. ExchangeCo shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

(a)	a current List; and

(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10	Termination of Voting Rights

     All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Parent, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares, as specified in Article 5 (unless, in either case, Parent shall not have delivered the requisite Parent Common Shares issuable in exchange for the Exchangeable Shares to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by ExchangeCo pursuant to the exercise by ExchangeCo of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1	Grant and Ownership of the Exchange Right

     Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the “Exchange Right”), exercisable upon the occurrence and during the continuance of an Insolvency Event, to require Parent to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a)

hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2	Legended Share Certificates

     ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

(b)	the Automatic Exchange Rights.

5.3	General Exercise of Exchange Right

     The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price

     The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Parent causing to be sent to such holder one Parent Common Share, plus (b) to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Parent shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Parent issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Parent Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to Section 5.14) .

5.5	Exercise Instructions

     Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of ExchangeCo. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal corporate trust office in Vancouver, British Columbia or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Parent to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of ExchangeCo and such additional documents and instruments as the Trustee, Parent or ExchangeCo may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Parent to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of all liens, claims, security interests, adverse claims and encumbrances, (iii) the names in which the certificates representing Parent Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the Persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, ExchangeCo and Parent of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

5.6	Delivery of Parent Common Shares; Effect of Exercise

     Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Parent to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to Parent, the Trustee shall notify Parent and ExchangeCo of its receipt of the same, which notice to Parent and ExchangeCo shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Parent shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Beneficiary) the number of Parent Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 5.14; provided, however, that no such delivery shall be made unless and until the

Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, ExchangeCo and Parent of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Parent and ExchangeCo of the exercise of the Exchange Right as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Parent all of such holder’s right, title and interest in and to such Exchangeable Shares shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price for those Exchangeable Shares (together with a cheque for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 5.14), unless the requisite number of Parent Common Shares is not allotted, issued and delivered by Parent to the Trustee within five Business Days of the date of the giving of such notice by the Trustee and cheque for the balance, if any, of the total purchase price for such Exchangeable Shares is not issued and delivered to the Trustee on the applicable payment date, in which case the rights of the Beneficiary shall remain unaffected until such Parent Common Shares are so allotted, issued and delivered by Parent and any such cheque is issued and delivered by Parent. Upon delivery by Parent to the Trustee of such Parent Common Shares, the Trustee shall deliver such Parent Common Shares to such Beneficiary (or to such other Persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right.

5.7	Exercise of Exchange Right Subsequent to Retraction

     In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by ExchangeCo pursuant to Section 6.6 of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that ExchangeCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Trustee and in favour of the Beneficiary to immediately notify the Trustee of the prohibition against ExchangeCo redeeming all of the Retracted Shares and to promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8	Stamp or Other Transfer Taxes

     Upon any sale of Exchangeable Shares to Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Parent, ExchangeCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a Person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, Parent and ExchangeCo that such taxes, if any, have been paid.

5.9	Notice of Insolvency Event

     As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, ExchangeCo and Parent shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from ExchangeCo and Parent of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Parent, a notice of such Insolvency Event, in the form provided by the Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10	Qualification of Parent Common Shares

     Parent will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares have been listed by Parent and remain listed and are quoted or posted for trading at such time.

5.11	Parent Common Shares

     Parent hereby represents, warrants and covenants that the Parent Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12	Prohibition on Voluntary Liquidation

     Parent covenants that it shall not take any action relating to a voluntary liquidation, dissolution or winding-up of ExchangeCo or its successors, prior to the Redemption Date (as defined in the Exchangeable Share Provisions) unless prior to such liquidation, dissolution or winding-up Parent shall have taken such actions to ensure that it is possible for holders of Exchangeable Shares to extend through to the Redemption Date (subject to the continuing effect of other provisions of this Agreement which may permit the redemption or other termination of the Exchangeable Shares prior to the Redemption Date) the deferral of any gain incurred by such holders that would otherwise have been recognized at the Effective Time as a result of the consummation of the transactions contemplated by the Arrangement Agreement.

5.13	Automatic Exchange on Liquidation of Parent

	(a)	Parent will give the Trustee notice of each of the following events at the time set forth below:

(i)

in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)

as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its shareholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

(b)

As soon as practicable following receipt by the Trustee from Parent of notice of any event (a “Liquidation Event”) contemplated by Section 5.13(a)(i) or 5.13(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in Section 5.13(c).

(c)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, Parent shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a total purchase price per share equal to (a) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Parent issuing to the Beneficiary one Parent Common Share, and (b) to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. In connection with such automatic exchange, Parent will provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

(d)

On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Parent all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Parent shall issue to the Beneficiary the Parent Common Shares issuable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to Section 5.14. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares issued to the Beneficiary by Parent pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Beneficiary certificates representing Parent Common Shares of which the Beneficiary is the holder.

5.14	Withholding Rights

     Parent, ExchangeCo and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Shares such amounts as Parent, ExchangeCo or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent, ExchangeCo and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, ExchangeCo or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent, ExchangeCo or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Prior to making any distribution to holders of Exchangeable Shares or Parent Common Shares, Parent or ExchangeCo, as the case may be, shall ensure that the Trustee has access to sufficient funds (by directly providing, if necessary, such funds to the Trustee) to enable the Trustee to comply with any applicable withholding taxes in connection with such consideration. In carrying out its duties under this Section 5.14, the Trustee may obtain the advice of and assistance from such experts as the Trustee may reasonably consider necessary or advisable. If requested by the Trustee, Parent shall retain such experts for providing such advice or assistance to the Trustee.

ARTICLE 6
CONCERNING THE TRUSTEE

6.1	Powers and Duties of the Trustee

     The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)	receipt and deposit of the Parent Special Voting Share from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Parent Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

(h)	taking action at the written direction of a Beneficiary or Beneficiaries to enforce the obligations of Parent and ExchangeCo under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.

     In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all Persons.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     The duties and obligations of the Trustee shall be determined by the provisions hereof and by the provisions of applicable law and accordingly, the Trustee shall only be responsible for the performance of such duties and obligations as it has undertaken herein or as required by applicable law. Where the provision of documentation to the Trustee is contemplated by this Agreement, the Trustee shall retain the right not to act and shall be held not to be liable for refusing to act unless it has received such documentation in a clear and reasonable form that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment on the part of the Trustee except as provided herein.

6.2	No Conflict of Interest

     The Trustee represents to Parent and ExchangeCo that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Supreme Court of British Columbia for an order that the Trustee be replaced as Trustee hereunder.

6.3	Dealings with Transfer Agents, Registrars, etc.

     Parent and ExchangeCo irrevocably authorize the Trustee, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Shares; and

(b)

requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

     Parent and ExchangeCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights in each case pursuant to Article 5 hereof.

6.4	Books and Records

     The Trustee shall keep available for inspection by Parent and ExchangeCo at the Trustee’s principal corporate trust office in Vancouver, British Columbia correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 31, 2008, and on or before January 31 in every year thereafter, so long as the Parent Special Voting Share is on deposit with the Trustee, the Trustee shall transmit to Parent and ExchangeCo a brief report, dated as of the preceding December 31, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)

the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Parent of Parent Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

6.5	Income Tax Returns and Reports

     The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and in connection therewith may obtain the advice of and assistance from such experts as the Trustee may reasonably consider necessary or advisable. If requested by the Trustee, Parent shall retain such experts for providing such advice or assistance to the Trustee.

6.6	Indemnification Prior to Certain Actions by Trustee

     The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable security, funding or indemnity, satisfactory to the Trustee, acting reasonably, against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security, funding or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Parent Special Voting Share pursuant to Article 4, subject to Section 6.15, and with respect to the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.15.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

6.7	Action of Beneficiaries

     No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the security, funding or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance Upon Declarations

     The Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, lists, mailing labels, or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, lists, mailing labels or reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9	Evidence and Authority to Trustee

     Parent and/or ExchangeCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent and/or ExchangeCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Parent and/or ExchangeCo promptly if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b)

the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer’s Certificate of Parent and/or ExchangeCo or a statutory declaration or a certificate made by Persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

     Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Parent and/or ExchangeCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Parent and/or ExchangeCo it shall be in the form of an Officer’s Certificate or a statutory declaration.

     Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the Person giving the evidence:

(a)	declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

     The Trustee may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Parent and/or ExchangeCo or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)

employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11	Investment of Moneys Held by Trustee

     Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of ExchangeCo. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of ExchangeCo, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.12	Trustee Not Required to Give Security

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13	Trustee Not Bound to Act on Request

     Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Parent and/or ExchangeCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14	Authority to Carry on Business

     The Trustee represents to Parent and ExchangeCo that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15	Conflicting Claims

     If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

(b)

all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16	Acceptance of Trust

     The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17	Incumbency Certificate

     Each of Parent and ExchangeCo shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee (each an “Authorized Person”), together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with Section 13.3 of this Agreement, of a change in the Authorized Persons with updated specimen signatures.

ARTICLE 7
COMPENSATION

7.1	Fees and Expenses of the Trustee

     Parent and ExchangeCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements (including reasonable travel expenses incurred by the Trustee in connection with its duties hereunder and reasonable compensation and reasonable remuneration paid by the Trustee in connection with the retainer or employment of experts, advisors and agents under Sections 5.14, 6.5 and 6.10), including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Parent and ExchangeCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct. Invoices for services rendered by the Trustee hereunder shall be provided to Parent, on behalf of Parent and ExchangeCo, at the address of the Parent set forth in Section 13.3 of this Agreement. Any amount owing or unpaid after 30 days from the invoice date will bear interest at a rate per annum, from the expiration of such 30 day period, equal to the then current rate charged by the Trustee and shall be payable on demand. The obligation of Parent and ExchangeCo under this Section 7.1 shall survive the resignation or removal of the Trustee.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Trustee

     Parent and ExchangeCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Parent or ExchangeCo pursuant hereto.

     In no case shall Parent or ExchangeCo be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent and ExchangeCo shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Parent and ExchangeCo shall be entitled to participate at their own expense in the defence and, if Parent and ExchangeCo so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate, in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent or ExchangeCo; or (ii) the named parties to any such suit include both the Trustee and Parent or ExchangeCo and the Trustee shall have been advised by counsel acceptable to Parent or ExchangeCo that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Parent or ExchangeCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent and ExchangeCo shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

     For certainty, the indemnity provided for in this Section 8.1 shall survive the termination of the Agreement.

8.2	Limitation on Liability

     The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

9.1	Resignation

     The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless Parent and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent and ExchangeCo shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee of such appointment, a successor trustee may be appointed by an order of a court of competent jurisdiction upon application of one or more of the parties hereto, at the expense of Parent and ExchangeCo.

9.2	Removal

     The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Parent and ExchangeCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3	Successor Trustee

     Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and ExchangeCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Parent and ExchangeCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, ExchangeCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4	Notice of Successor Trustee

     Upon acceptance of appointment by a successor trustee as provided herein, Parent and ExchangeCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Parent or ExchangeCo shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent and ExchangeCo.

ARTICLE 10
PARENT SUCCESSORS

10.1	Certain Requirements in Respect of Combination, etc.

     Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if such other Person or continuing corporation (herein called the “Parent Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement.

10.2	Vesting of Powers in Successor

     Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee and, if required by Section 10.1, Parent Successor and ExchangeCo shall execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

10.3	Wholly-Owned Subsidiaries

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and any such transactions are expressly permitted by this Article 10.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1	Amendments, Modifications, etc.

     This Agreement may not be amended or modified except by an agreement in writing executed by Parent, ExchangeCo and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions.

11.2	Ministerial Amendments

     Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of ExchangeCo and Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Parent and ExchangeCo and in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such Boards of Directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)

making such changes or corrections which, on the advice of counsel to Parent, ExchangeCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel) and the Board of Directors of each of Parent and ExchangeCo such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

11.3	Meeting to Consider Amendments

     ExchangeCo, at the request of Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

11.4	Changes in Capital of Parent and ExchangeCo

     At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Exchangeable Share Support Agreement or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5	Execution of Supplemental Trust Agreements

     No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time ExchangeCo (when authorized by a resolution of its Board of Directors), Parent (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10 and any successor trustee in accordance with the provisions of Article 9 and Section 12.3;

(b)

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, ExchangeCo, the Trustee or this Agreement; and

(c)

for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12
TERMINATION AND ASSIGNMENT

12.1	Term

     The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary (other than Parent and its Affiliates);

(b)	each of Parent and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions; and

(c)	21 years from the date of this Agreement.

12.2	Survival of Agreement

     This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

12.3	Assignment by Trustee

     This Agreement may not be assigned by the Trustee without the prior written consent of Parent and ExchangeCo, not to be unreasonably withheld; provided, however, that this Agreement may be assigned by the Trustee to an Affiliate (the “Assignee”) if (a) the Assignee executes, acknowledges and delivers to Parent and ExchangeCo a trust agreement of other instrument(s) supplemental hereto as provided in Article 11 to evidence the appointment of it as successor trustee and the acceptance by it of such appointment and the assumption by it of all the duties and obligations of the predecessor trustee hereunder without further amendment hereto, and (b) Parent and ExchangeCo are provided with a certificate of a senior officer of the Assignee in form satisfactory to them, acting reasonably, certifying that the Assignee is authorized to carry on the business of a trust company in each of the Provinces of Canada and is free of any material conflict of interest in its role as fiduciary under this Agreement and in its role in any other capacity.

ARTICLE 13
GENERAL

13.1	Severability

     If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2	Enurement

     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

13.3	Notices to Parties

     All notices and other communications required or permitted to be delivered to a party under this Agreement shall be in writing and shall be deemed to have been properly delivered, given or received upon receipt when delivered by hand or two business days after being sent by registered mail or by courier or by express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or a facsimile telephone number set forth beneath the name of such party below:

(a)	if to ExchangeCo or Parent to:

CounterPath Solutions, Inc.
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, BC V7X 1M3

	Attention:	Vice-President
	Fax:	(604) 320-3399

(b)	with copy (but not as notice) to:

Clark Wilson LLP
800 – 885 W. Georgia Street
Vancouver, BC V6C 3H1

	Attention:	Virgil Hlus
	Fax:	(604) 687-6314

(c)	if to the Trustee to:

Valiant Trust Company
600 – 750 Cambie Street
Vancouver, BC V6B 0A2

	Attention:	Janet Brown
	Fax:	(604) 681-3067

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by fax shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4	Notice to Beneficiaries

     Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of ExchangeCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

13.5	Risk of Payments by Post

     Whenever payments are to be made or documents are to be sent to any Beneficiary by the Trustee or Beneficiary to the Trustee, the making of such payment or sending of such document sent through the post shall be at risk of the Parent and ExchangeCo, in the case of payments made or documents sent by the Trustee, and at the risk of the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

13.6	Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7	Fax execution

     This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

13.8	Jurisdiction

     This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.9	Attornment

     Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, and hereby appoints ExchangeCo at its registered office in the Province of British Columbia as Parent’s attorney for service of process.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

6789722 CANADA INC.

Per:
Name:
Title:

COUNTERPATH SOLUTIONS, INC.

Per:
Name:
Title:

VALIANT TRUST COMPANY

Per:
Name:
Title:

SCHEDULE G

TO THE ARRANGEMENT AGREEMENT AMONG
COUNTERPATH SOLUTIONS, INC, 6789722 CANADA INC. AND
NEWHEIGHTS SOFTWARE CORPORATION

EXCHANGEABLE SHARE SUPPORT AGREEMENT

FORM OF EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS AGREEMENT made as of the 15th day of June, 2007.

AMONG:
COUNTERPATH SYSTEMS, INC., a Nevada corporation, (“Parent”)
AND
6789722 CANADA INC., a corporation existing under the laws of
Canada, (“ExchangeCo”)

WHEREAS:

A. Pursuant to an arrangement agreement (the “Arrangement Agreement”) dated as of June 15, 2007 by and among Parent, ExchangeCo and NewHeights Software Corporation (the “Company”), ExchangeCo has agreed to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of the Company pursuant to the plan of arrangement (the “Arrangement”) contemplated by the Arrangement Agreement; and

B. Pursuant to the Arrangement Agreement, Parent and ExchangeCo have agreed to execute an exchangeable share support agreement substantially in the form of this Agreement.

THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

     Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares attached as Appendix 1 to the Plan of Arrangement as set out in Schedule D to the Arrangement Agreement, unless the context requires otherwise.

1.2	Interpretation Not Affected by Headings

     The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Number, Gender

     Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

     If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a “Business Day” means any day on which commercial banks are generally open for business in Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada.

ARTICLE 2
COVENANTS OF PARENT AND EXCHANGECO

2.1	Covenants Regarding Exchangeable Shares

     So long as any Exchangeable Shares not owned by Parent or its Affiliates are outstanding, Parent will:

(a)

not declare or pay any dividends on the Parent Common Shares unless (i) ExchangeCo shall (w) simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions and as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) on the Exchangeable Shares (an “Equivalent Dividend”) and (x) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any Equivalent Dividend, or (ii) ExchangeCo shall (y) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) (an “Equivalent Stock Subdivision”), and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)

advise ExchangeCo sufficiently in advance of the declaration by Parent of any dividend on Parent Common Shares and take all such other actions as are reasonably necessary, in cooperation with ExchangeCo, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Parent Common Shares;

(c)	ensure that the record date for any dividend declared on Parent Common Shares is not less than 10 Business Days after the declaration date of such dividend;

(d)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ExchangeCo, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions; and

(e)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to perform its obligations arising upon the exercise by ExchangeCo of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered Parent Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be.

2.2	Segregation of Funds

     Parent will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3	Reservation of Parent Common Shares

     Parent hereby represents, warrants and covenants in favour of ExchangeCo that Parent has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Parent or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Parent to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Parent may now or hereafter be required to issue Parent Common Shares, to enable and permit ExchangeCo to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and its respective obligations hereunder and under the Share Provisions.

2.4	Notification of Certain Events

     In order to assist Parent to comply with its obligations hereunder and to permit ExchangeCo to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, ExchangeCo will notify Parent of each of the following events at the time set forth below:

(a)

in the event of any determination by the Board of Directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)	promptly, upon the earlier of receipt by ExchangeCo of notice of and ExchangeCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by ExchangeCo of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e)

as soon as practicable upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Common Shares of the Company pursuant to the Arrangement).

2.5	Delivery of Parent Common Shares to ExchangeCo

     In furtherance of its obligations under Sections 2.1(d) and (e) hereof, upon notice from ExchangeCo of any event that requires ExchangeCo to cause to be delivered Parent Common Shares to any holder of Exchangeable Shares, Parent shall forthwith issue and deliver or cause to be delivered to ExchangeCo the requisite number of Parent Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as ExchangeCo shall direct. All such Parent Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Parent Common Share, ExchangeCo shall issue to Parent, or as Parent shall direct, common shares of ExchangeCo having equivalent value.

2.6	Qualification of Parent Common Shares

     Parent will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause any Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Parent Common Shares (or such other shares or securities) have been listed by Parent and remain listed and quoted or posted for trading.

2.7	Economic Equivalence

(a)	Parent will not without prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

(i)

issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of Parent or (D) assets of Parent, unless the economic equivalent (as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Parent in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

(b)	Parent will not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

	(i)	subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

	(ii)	reduce, combine, consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

	(iii)	reclassify or otherwise change Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Parent Common Shares,

unless the same or an economically equivalent change (as determined by the Board of Directors of ExchangeCo as contemplated by Section 2.7(d) hereof) shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c)

Parent will ensure that the record date for any event referred to in Section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Parent (with contemporaneous notification thereof by Parent to ExchangeCo).

(d)

The Board of Directors of ExchangeCo shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or 2.7(b) hereof and each such determination shall be conclusive and binding on Parent. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of ExchangeCo to be relevant, be considered by the Board of Directors of ExchangeCo:

(i)	in the case of any stock dividend or other distribution payable in Parent Common Shares, the number of such shares issued in proportion to the number of Parent Common Shares previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Parent Common Shares (or securities exercisable or exchangeable for or convertible into or carrying rights to acquire Parent Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of a Parent Common Share;

(iii)

in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Parent of any class other than Parent Common Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of Parent or any assets of Parent), the relationship between the fair market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Parent Common Share and the current market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of a Parent Common Share;

(iv)

in the case of any subdivision, redivision or change of the then outstanding Parent Common Shares into a greater number of Parent Common Shares or the reduction, combination, consolidation or change of the then outstanding Parent Common Shares into a lesser number of Parent Common Shares or any amalgamation, merger, reorganization or other transaction affecting Parent Common Shares, the effect thereof upon the then outstanding Parent Common Shares; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Parent Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors of ExchangeCo the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors of ExchangeCo, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors of ExchangeCo shall be conclusive and binding on Parent.

(e)

ExchangeCo agrees that, to the extent required, upon due notice from Parent, ExchangeCo will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Parent Common Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	Tender Offers

     In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction for the purpose of acquiring the Parent Common Shares (an “Offer”) is proposed by Parent or is proposed to Parent or its shareholders and is recommended by the Board of Directors of Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Parent, and the Exchangeable Shares are not redeemed by ExchangeCo pursuant to the Redemption Call Right, Parent will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Parent Common Shares, without discrimination. Without limiting the generality of the foregoing, Parent will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of ExchangeCo to redeem Exchangeable Shares, as applicable, in the event of a Parent Control Transaction.

2.9	Ownership of Outstanding Shares

     Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions, Parent covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Parent or any of its Affiliates, Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of ExchangeCo.

2.10	Parent and Affiliates Not to Vote Exchangeable Shares

     Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Parent further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Canada Business Corporations Act (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11	Rule 10b-18 Purchases

     For certainty, nothing contained in this Agreement, including without limitation the obligations of Parent contained in Section 2.8 hereof, shall limit the ability of Parent or ExchangeCo to make a “Rule 10b-18 Purchase” of Parent Common Shares pursuant to Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended, or any successor provisions thereof.

ARTICLE 3
PARENT SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

     Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)

such other person or continuing corporation (the “Parent Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2	Vesting of Powers in Successor

     Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

3.3	Wholly-Owned Subsidiaries

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and any such transactions are expressly permitted by this Article 3.

ARTICLE 4
GENERAL

4.1	Term

     This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than Parent and any of its Affiliates.

4.2	Changes In Capital of Parent and ExchangeCo

     At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

     If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4	Amendments, Modifications

     This Agreement may not be amended or modified except by an agreement in writing executed by ExchangeCo and Parent and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Share Provisions.

4.5	Ministerial Amendments

     Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties provided that the Board of Directors of each of ExchangeCo and Parent shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of ExchangeCo and Parent, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)

making such changes or corrections which, on the advice of counsel to ExchangeCo and Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of ExchangeCo and Parent shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6	Meeting to Consider Amendments

     ExchangeCo, at the request of Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of ExchangeCo, the Share Provisions and all applicable laws.

4.7	Amendments Only in Writing

     No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8	Enurement

     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9	Notices to Parties

     All notices and other communications required or permitted to be delivered to a party under this Agreement shall be in writing and shall be deemed to have been properly delivered, given or received (a) upon receipt when delivered by hand or (b) two business days after being sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or facsimile telephone number set forth beneath the name of such party below:

(a)	if to Parent:

CounterPath Solutions, Inc.
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, BC V7X 1M3

	Attention:	President
	Fax:	(604) 320-3399

(b)	if to ExchangeCo:

6789722 Canada Inc.
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, BC V7X 1M3

Attention:	President
Fax:	(604) 320-3399

4.10	Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11	Jurisdiction

     This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

4.12	Fax Delivery

     This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

4.13	Attornment

     Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding and hereby appoints ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COUNTERPATH SOLUTIONS, INC.

Per:
Name:
Title:

6789722 CANADA INC.

Per:
Name:
Title:

SCHEDULE H

TO THE ARRANGEMENT AGREEMENT AMONG
COUNTERPATH SOLUTIONS, INC, 6789722 CANADA INC. AND
NEWHEIGHTS SOFTWARE CORPORATION

WESLEY CLOVER SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

To:	Counterpath Solutions, Inc. (the “Corporation”).

The undersigned (the “Subscriber”) hereby tenders to the Corporation this subscription offer which, upon acceptance by the Corporation, will constitute an agreement of the Subscriber to subscribe for and take up and, on the part of the Corporation, to issue to the Subscriber, 8,750,000 common shares in the capital of the Corporation at a subscription price of U.S. $0.40 per Common Share, on the terms and subject to the conditions set out in this Subscription Agreement.

DATED at ________________, this ________day of June, 2007.

Wesley Clover Corporation
555 Legget Drive,
Suite 534 - Tower B
	Wesley Clover Corporation	Kanata, Ontario, Canada
K2K 2X3
	(Name of Subscriber - please print)	(Subscriber’s Address)

by:	/s/ Jose Medeiros
Jose Medeiros
President and Chief Operating Officer
1-613-271-6305
	Signature	(Telephone Number)

1-613-271-9810
	(Please print name of individual whose signature	(Facsimile Number)
appears above if different than the name of the
	Subscriber printed above)	JMedeiros@wesleyclover.com
(E-mail Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as to 8,750,000 Common Shares on the terms and subject to the conditions contained in this Subscription Agreement.

Accepted this _____day of June, 2007

COUNTERPATH SOLUTIONS, INC.

By:	/s/ Donovan Jones

Name:	Donovan Jones

Title:	President and Chief Operating Officer

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions: In this Subscription Agreement, unless inconsistent with the subject matter or context thereof, the following capitalized words will have the following meaning:

	(a)	“Arrangement Agreement” means the Arrangement Agreement dated June ___, 2007 between the Corporation and NewHeights Software Corporation;

	(b)	“Closing Date” means the date on which the transactions contemplated in the Plan of Arrangement are completed;

	(c)	“Common Shares” means the shares of common stock of the Corporation, as constituted as of the date hereof;

	(d)	“Escrow Agent” means the escrow agent appointed pursuant to the Escrow Agreement;

(e)

“Escrow Agreement” means the escrow agreement to be entered into on the Closing Date between the Subscriber, the Corporation and the Escrow Agent, such agreement to be substantially in the form attached hereto as Schedule “C”;

	(f)	“First Subscription” has the meaning ascribed to such term in Section 2.1(a);

	(g)	“First Subscription Date” has the meaning ascribed to such term in Section 2.1(a);

	(h)	“Plan of Arrangement” means the Plan of Arrangement contemplated in the Arrangement Agreement;

	(i)	“Second Subscription” has the meaning ascribed to such term in Section 2.1(b);

	(j)	“Second Subscription Date” has the meaning ascribed to such term in Section 2.1(b);

	(k)	“Subscription” means the subscription by the Subscriber for 8,750,000 Common Shares at a subscription price of U.S. $0.40 per Common Share,

	(l)	“Subscription Date” means the First Subscription Date, the Second Subscription Date or the Third Subscription Date, as the case may be;

	(m)	“Subscription Instalment” means the First Subscription, the Second Subscription and the Third Subscription, as the case may be;

	(n)	“Subscription Price” means $0.40 per Common Share subscribed for herein for an aggregate subscription price of $3,500,000;

	(o)	“Third Subscription” has the meaning ascribed to such term in Section 2.1(c);

	(p)	“Third Subscription Date” has the meaning ascribed to such term in Section 2.1(c); and

	(q)	“US Securities Act” mean the U.S. Securities Act of 1933, as amended.

1.2	Interpretation: In this Subscription Agreement:

(a)

the division of this Subscription Agreement into paragraphs and the insertion of headings are for convenience of reference only and shall not effect the construction or interpretation of this Subscription Agreement;

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(b)

the terms “hereof”, “hereunder” and similar expressions refer to this Subscription Agreement and not to any particular article or section hereof and include any agreement supplemental hereto and references hereinto articles and sections are to articles and sections of this Subscription Agreement;

(c)

words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated associations and corporations;

(d)	all references to “$” or currency herein, other than in Schedule “A”, are to lawful money of the United States; and

(e)	the following are the schedules hereto which are incorporated by reference and deemed to be part hereof:

	(i)	Schedule “A” – Canadian Accredited Investor Certificate;

	(ii)	Schedule “B” – U.S. Accredited Investor Certificate; and

	(iii)	Schedule “C” – Form of Escrow Agreement.

ARTICLE 2
SUBSCRIPTION

2.1

Subscription for Common Shares: On the terms and subject to the conditions hereof, the Subscriber hereby confirms its irrevocable subscription for and agrees to purchase and take up from the Corporation the aggregate number of Common Shares as provided for on the first page of this Subscription Agreement at a price of $0.40 per Common Share for an aggregate subscription price of $3,500,000. The Subscription shall be completed in three instalments in accordance with the following:

	(a)	as to 3,750,000 Common Shares (the “First Subscription”), on the first business day that is three (3) months following the Closing Date (the “First Subscription Date”);

	(b)	as to 2,500,000 Common Shares (the “Second Subscription”), on the first business day that is six (6) months following the Closing Date (the “Second Subscription Date”); and

	(c)	as to 2,500,000 Common Shares (the “Third Subscription”), on the first business day that is seven (7) months following the Closing Date (the “Third Subscription Date”);

provided, however, that notwithstanding the foregoing the Subscriber may, upon written notice to the Corporation, agree to subscribe for all or any part of the Common Shares at any earlier date than contemplated above.

2.2

Acceptance by the Corporation: The Subscriber acknowledges that the Subscription contemplated hereby is subject to acceptance by the Corporation and to the fulfilment of certain other terms and conditions by the Subscriber and that this Subscription Agreement shall be effective and binding on the Subscriber and the Corporation upon acceptance by the Corporation as evidenced by its execution on the first page hereof.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Subscriber: By executing this Subscription Agreement, the Subscriber represents and warrants to the Corporation and acknowledges that the Corporation is relying thereon that:

(a)

by reason of the Subscriber’s business and financial experience, it has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Shares and the terms of this Subscription Agreement;

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(b)

the Subscriber is an accredited investor (“Accredited Investor”) as such term is defined in both National Instrument 45-106 “Prospectus and Registration Exemptions” (“NI 45-106”) and in Rule 501(a) promulgated under the US Securities Act as indicated by the Subscriber on the certificates attached as Schedule “A” and Schedule “B” hereto;

(c)

the Subscriber is subscribing for the Common Shares for its own account and not for the account or benefit of any other person, for investment purposes only, and not with a view to resell or other distribution of the Common Shares in violation of NI 45-106, the US Securities Act or any state or provincial securities laws;

(d)	the Subscriber recognizes the speculative nature of this investment and is able to bear the economic risk that the Subscriber assumes;

(e)

in making the decision to subscribe for the Common Shares the Subscriber has relied solely upon the information provided in this Subscription Agreement and the Subscriber’s own investigation of the Corporation, which investigation has provided the Subscriber with all the information the Subscriber considers necessary for purposes of its investment decision;

(f)

the Subscriber has been advised to obtain and has either declined to or has obtained, at its own expense, appropriate professional advice regarding the investment, tax and legal consequences of subscribing for and an investment in the Common Shares contemplated hereunder;

(g)

the Subscriber is aware of the applicable restrictions on the resale of the Common Shares imposed by securities legislation in the jurisdiction in which it resides and that the Subscriber may not be able to sell such Common Shares except in accordance with applicable securities legislation and regulatory policies for compliance with applicable resale restrictions;

(h)

the Subscriber was contacted regarding the subscription for the Common Shares by the Corporation (or its authorized agents or representatives) with whom the Subscriber had a pre-existing relationship and no Common Shares were offered or sold to the Subscriber by means of any form of general solicitation, advertisement, article, notice or other communication published in a newspaper, magazine, internet website or similar media or broadcast over television or radio, or otherwise generally available;

(i)

the Subscriber is resident in the jurisdiction set out in the “Subscriber’s Address” on the first page hereof, and the subscription for and issue to the Subscriber of the Common Shares, and all acts, solicitation, conduct and negotiation directly or indirectly in furtherance of this subscription has occurred only in that jurisdiction;

(j)	the Subscriber was not formed for the purpose of subscribing for the Common Shares;

(k)

the Subscriber acknowledges and understands that no person has made any written or oral representation (i) that any person will resell or repurchase any or all of the Common Shares; or (ii) as to future price or value of the Common Shares;

(l)

the Subscriber is not a US Person (as defined in Regulation S under the US Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a US Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Common Shares on behalf of, or for the account or benefit of, a person in the United States or a US Person;

(m)

the Subscriber understands and acknowledges that the Common Shares have not been and will not be registered under the US Securities Act or any state securities laws, and that the Common Shares are intended to be exempt from registration under the US Securities Act pursuant to the provisions of Rule 506 of Regulation D thereunder;

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(n)

the Subscriber consents to the placement of a legend on any certificate or other document evidencing the Common Shares to the effect that such securities have not been registered under the US Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Subscription Agreement such legend to be substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT IN THE CASE OF SUBPARAGRAPHS (C) AND (D), THE CORPORATION HAS RECEIVED A WRITTEN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.”

	(o)	the Subscriber acknowledges and consents to the placement of any required legend under Canadian securities laws on any certificate evidencing the Common Shares issued to the Subscriber.

(p)

the Subscriber has full power and authority to execute and deliver this Subscription Agreement and to subscribe for the Common Shares, and this Subscription Agreement has been duly and validly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms;

(q)

if the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account or other tax-exempt entity, it is authorized and qualified to invest in the Corporation and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

(r)

the Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Subscription Agreement;

(s)

the Subscriber understands and acknowledges that, except as otherwise set forth herein, the subscription hereunder is irrevocable by the Subscriber and except as permitted by law, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement; and

(t)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is bound.

3.2

Survival of Representations, Etc.: The representations and warranties of the Subscriber herein are made by the Subscriber with the knowledge and intent that they are being and will be relied upon by the Corporation in connection with the transactions contemplated hereby, including for purposes of determining the suitability of the Subscriber as a subscriber for Common Shares. The Subscriber hereby undertakes to notify the Corporation of any change in any of its representations or warranties set forth herein that may arise prior to the completion of the

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subscriptions for the Common Shares hereunder. The representations and warranties of the Subscriber herein shall survive the closing of the transactions contemplated hereby.

3.3	Representations and Warranties of the Corporation: The Corporation represents and warrants to the Subscriber, and acknowledges that the Subscriber is relying thereon, that:

(a)

the Corporation is a valid and subsisting corporation formed under the laws of Nevada and is duly registered and licensed to carry on business in each jurisdiction in which it now carries on business or has property or assets;

(b) the representations and warranties of the Corporation in the Arrangement Agreement are true and correct;

(c)

the Common Shares subscribed for herein, when issued and delivered to the Subscriber on the applicable Subscription Date, will be duly and validly issued and outstanding common stock in the capital of the Corporation and upon the portion of the Subscription Price attributable to such Subscription Instalment being paid to the Corporation, will be fully paid and non-assessable;

(d)

the issuance of the Common Shares by the Corporation hereunder does not and will not contravene, conflict with or result in a violation of any terms of the Corporation’s constating documents or any agreement or instrument to which the Corporation is a party;

(e)

this Subscription Agreement has been or will be upon execution and delivery thereof, duly authorized by all necessary action on the part of the Corporation, validly executed and delivered and constitute a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms; and

(f)

no order ceasing or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued and is outstanding against the Corporation or its directors, officers or promoters.

3.4

Survival of Representations, Etc.: The representations and warranties of the Corporation herein are made by the Corporation with the knowledge and intent that they are being and will be relied upon by the Subscriber in connection with the transactions contemplated hereby and shall survive the closing of the transactions contemplated hereby.

ARTICLE 4
COVENANTS

4.1	Covenants of the Subscriber: In connection with the Subscription and the issuance of Common Shares hereunder, the Subscriber covenants and agrees with the Corporation that:

(a)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber shall execute, deliver and file or assist the Corporation in obtaining and filing such reports, undertakings and other documents relating to its subscription as may be required;

(b)

the Subscriber, if it decides to offer, sell or otherwise transfer all or any part of the Common Shares, will not offer, sell or otherwise transfer any of such securities (other than pursuant to an effective registration statement under the US Securities Act and in compliance with all applicable state and provincial securities laws), directly or indirectly, unless:

		(i)	the sale is to the Corporation; or

		(ii)	the sale is made outside the United States in accordance with the requirements of Rule 903 or Rule 904 of Regulation S under the US Securities Act; or

5

(iii)	the sale is made pursuant to the exemption from registration under the US Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws; or

(iv)	the sale is made pursuant to another exemption from registration under the US Securities Act and any applicable state securities laws,

and in each case the sale is made in compliance with all applicable state and provincial securities laws; provided that in the case of subparagraphs (iii) or (iv), a written opinion of legal counsel reasonably satisfactory to the Corporation is addressed and provided to the Corporation, to the effect that the proposed transfer may be effected without registration under the US Securities Act or any applicable state securities laws; and

(c)

the Subscriber hereby agrees to hold the Corporation and its directors, officers, employees, affiliates, controlling persons and agents and their respective officers, directors, employees, counsel, controlling persons and agents, and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of a material false breach of any representation or warranty or failure by the Subscriber to comply with any material covenant made by the Subscriber in this Subscription Agreement (including Schedule A and B attached hereto) or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

4.2	Covenants of the Corporation: In connection with the issuance of Common Shares hereunder, the Corporation covenants and agrees with the Subscriber that:

(a)

it will duly file all such reports, statements or other documents as may be necessary or desirable, and otherwise use its best efforts to maintain in good standing, the Corporation’s status under the US Securities Act and the trading or quotation of its Common Shares on the over-the-counter market or another recognized exchange or facility; and

(b)

in the event the Subscriber sells or otherwise transfers any of the Common Shares outside the United States pursuant to Rule 903 or Rule 904 of Regulation S under the US Securities Act or under another applicable exemption from registration under the U.S. Securities Act and in compliance with local laws and regulations, the Corporation agrees to issue one or more certificates representing the Common Shares to be sold if the Subscriber provides to the Corporation and its transfer agent the certificate or certificates for the Common Shares to be sold together with a declaration to the effect that the Common Shares have been sold or transferred pursuant to Rule 903 Rule 904 of Regulation S under the US Securities Act, or such other evidence of its reliance on an applicable exemption, as the Corporation or its transfer agent may reasonably require and such new certificates shall not bear the legend set forth in Section 3.1(n) above if the Subscriber has held the Common Shares for a period of at least two years from the date the Subscriber made full payment for such Common Shares or otherwise provides to the Corporation and its transfer agent an opinion of counsel confirming that such legend may be removed.

ARTICLE 5
COMPLETION OF SUBSCRIPTION

5.1

Conditions Precedent in Favour of Subscriber: The obligations of the Subscriber to complete any Subscription Instalment and purchase the Common Shares subscribed for thereunder is subject to the satisfaction or waiver (in the discretion of the Subscriber) on or before the applicable Subscription Date of the following conditions:

	(a)	the receipt of all required regulatory or other third party approvals;

	(b)	the truth and accuracy of the representations and warranties of the Corporation herein as at the applicable Subscription Date;

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	(c)	the truth and accuracy of the representations and warranties of the Corporation in the Arrangement Agreement as at the Closing Date;

	(d)	compliance by the Corporation with its covenants hereunder;

	(e)	the completion of the transactions contemplated under the Arrangement Agreement and the Plan of Arrangement; and

	(f)	the Corporation having completed one or more concurrent private placements and realized net proceeds of not less than $1,000,000 at a price of $0.40 per Common Share.

5.2

Conditions Precedent in Favour of the Corporation: The obligations of the Corporation to issue and deliver the Common Shares subscribed for under any Subscription Instalment hereunder is subject to satisfaction or waiver (in the discretion of the Corporation) on or before the applicable Subscription Date of the following conditions:

	(a)	the receipt of all required regulatory or other third party approvals;

	(b)	the truth and accuracy of the representations and warranties of the Subscriber herein as at the applicable Subscription Date;

	(c)	compliance by the Subscriber with its covenants hereunder; and

	(d)	the completion of the transactions contemplated under the Arrangement Agreement and the Plan of Arrangement.

5.3

Closing of Subscription: The issuance of the Common Shares subscribed for under each Subscription Instalment will be completed on the applicable Subscription Date (or such earlier date or dates as the Subscriber may elect pursuant to Section 2.1). On each Subscription Date, the Subscriber will deliver to the Corporation a certified cheque, solicitors trust cheque or bank draft for that portion of the aggregate Subscription Price attributable to such Subscription Instalment and a certificate in respect of the satisfaction of the conditions precedent to such Subscription Instalment specified in Section 5.2(b) and (c), against delivery by the Corporation to the Subscriber of certificates representing the Common Shares subscribed for under such Subscription Instalment, registered in the name of the Subscriber or as the Subscriber may direct, and a certificate of an officer of the Corporation in respect of the satisfaction of the conditions precedent to such Subscription Instalment specified in Section 5.1(b), (c), (d) and (f).

5.4

Default in Payment. In the event the Subscriber is not required to or fails to pay any instalment of the Subscription Price as contemplated herein, the Corporation’s sole recourse is that provided for under the Escrow Agreement and the Subscriber shall have no further liability or obligation to the Corporation with respect to the payment of such instalment whether in debt or in damages (including loss of profit, opportunity, exemplary or punitive damages) or otherwise.

ARTICLE 6
GENERAL PROVISIONS

6.1

Costs: The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of legal counsel retained by the Subscriber) relating to the subscription for the Common Shares by the Subscriber shall be borne by the Subscriber.

6.2

Further Assurances: Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the closing of the transactions contemplated hereby, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Subscription Agreement.

6.3	Time of the Essence: Time shall be of the essence of this Subscription Agreement.

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6.4

Benefit of the Agreement: This Subscription Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

6.5

Entire Agreement: This Subscription Agreement, together with the Schedules hereto and the Escrow Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties hereto other than as expressly set forth in this Subscription Agreement or in the Escrow Agreement.

6.6

Amendments and Waivers: No amendment to this Subscription Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto. No waiver of any breach of any provision of this Subscription Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

6.7

Assignment: The terms of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation or their respective heirs, executors, administrators, successors and assigns, provided that this Subscription Agreement may be assigned by the Subscriber, without the prior written consent of the Corporation, provided the assignee provides to the Corporation, in writing, an agreement acknowledging and consenting to the terms and conditions hereof as if it were the Subscriber hereto, provided however, that notwithstanding such assignment, the Subscriber shall remain liable for any or all of the Subscription Price which such assignee is obliged to but fails to pay in connection with its assumption of the subscription hereunder.

6.8	Governing Law: This Subscription Agreement is governed by and shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

6.9

Attornment: For the purpose of all legal proceedings this Subscription Agreement will be deemed to have been performed in British Columbia and the Courts of British Columbia will have jurisdiction to entertain any action arising under this Subscription Agreement. The parties hereto each hereby attorns to the jurisdiction of the Courts of British Columbia.

6.10

Facsimiled Subscription Agreement: The Corporation shall be entitled to rely on delivery by facsimile of an executed copy of this Subscription Agreement, and acceptance by the Corporation of such facsimile copy shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

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SCHEDULE “A”

CERTIFICATE OF ACCREDITED INVESTOR (BRITISH COLUMBIA)

The Subscriber represents and Common Shares that the Subscriber is an “accredited investor” as that term is defined in NI 45-106 by virtue of the fact that the Subscriber satisfies one or more of the categories indicated below.

PLEASE PLACE AN “X” FOR THE APPROPRIATE CATEGORY OR CATEGORIES BELOW:

[ ]	(1)	a Canadian financial institution, or a Schedule III bank;

[ ]	(2)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

[ ]	(3)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]	(4)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[ ]	(5)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

[ ]	(6)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]	(7)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

[ ]	(8)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ]	(9)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ]	(10)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds Cdn. $1,000,000;

[ ]	(11)

an individual whose net income before taxes exceeded Cdn. $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded Cdn. $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(12)	an individual who, either alone or with a spouse, has net assets of at least Cdn. $5,000,000;

[ ]	(13)	a person, other than an individual or investment fund, that has net assets of at least Cdn. $5,000,000 as shown on its most recently prepared financial statements;

[ ]	(14)	an investment fund that distributes or has distributed its securities only to

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[ ]		(a)	a person that is or was an accredited investor at the time of the distribution;

[ ]		(b)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; or

[ ]		(c)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

[ ]	(15)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]	(16)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]	(17)	a person acting on behalf of a fully managed account managed by that person, if that person

[ ]		(a)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

[ ]		(b)	in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]	(18)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(19)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

[ ]	(20)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[ ]	(21)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

[ ]	(22)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

[ ]		(a)	an accredited investor; or

[ ]		(b)	an exempt purchaser in British Columbia after NI 45-106 comes into force.

Date: June ___, 2007

WESLEY CLOVER CORPORATION

By:
Name: Jose Medeiros
Title: President and Chief Operating Officer

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For the purposes of this Schedule “A”, the following definitions apply:

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“director” means (a) a member of the board of directors of a company or an individual who performs similar functions for a company, and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility advisor” means

(a)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(b)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not;

(c)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons; and

(d)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“financial assets” means

(a)	cash;

(b)	securities; or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

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“investment fund” has the same meaning as in National Instrument 81-106 “Investment Fund Continuous Disclosure”;

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means

(a)	the Executive Director, as defined under section 1 of the Securities Act (British Columbia); and

(b)	such other person as is referred to in Appendix D of National Instrument 14-101 “Definitions”;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means

(a)

for British Columbia, the Securities Act (British Columbia) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the British Columbia Securities Commission; and

(b)	for other Canadian jurisdictions, such other statutes and instruments as are listed in Appendix B of National Instrument 14-101 “Definitions”;

“securities regulatory authority” means

(a)	the British Columbia Securities Commission; and

(b)	in respect of any local jurisdiction other than British Columbia, means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 “Definitions”;

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual; or

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender;

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

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“voting security” means a security of an issuer that:

(a)	is not a debt security; and

(b)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing;

An issuer is considered to be affiliated with another issuer if:

(a)	one of them is the subsidiary of the other; or

(b)	each of them is controlled by the same person;

A person is considered to beneficially own securities that are beneficially owned by

(a)	an issuer controlled by that person; or

(b)	an affiliate of that person or an affiliate of an issuer controlled by that person;

A person (first person) is considered to control another person (second person) if:

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation;

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

Other terms which are used in this Schedule “A” and not otherwise defined and which are defined in the Securities Act (British Columbia), the regulations, rules and policy statements made thereunder, as amended, have the meanings defined in such legislation, regulations, rules and policy statements.

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SCHEDULE “B”

CERTIFICATE OF ACCREDITED INVESTOR (UNITED STATES)

The Subscriber represents and Common Shares that he, she or it comes within the category or categories marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. The undersigned agrees to furnish any additional information which the Corporation deems necessary in order to verify the answers set forth below. All references to $ in this Schedule “B” certificate are to United States dollars.

Category A _____	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth together with his or her spouse, presently exceeds USD $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stock and securities, provided that you deduct any debts you owe. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B _____

The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of USD $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of USD $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C _____	The undersigned is a director or executive officer of the Corporation.

Category D _____

The undersigned is a bank, as defined in Section 3(a)(2) of the US Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the US Securities Act, whether acting in its individual or fiduciary capacity; any insurance company as defined in Section 2(a)(13) of the US Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that US Securities Act; any Small Business Investment Company (“SBIC”) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of USD $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of USD $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are Accredited Investors (describe entity below).

B-1

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

Category F

The undersigned is either a corporation, partnership, Massachusetts or similar business trust, or non profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Common Shares and with total assets in excess of USD $5,000,000. (describe entity below)

Category G

The undersigned is a trust with total assets in excess of USD $5,000,000, not formed for the specific purpose of acquiring the Common Shares, where the purchase is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under the US Securities Act.

Category H

The undersigned is an entity in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Schedule B. (describe entity below)

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the next applicable Subscription Date in the event that the representations and warranties in this Subscription Agreement shall cease to be true, accurate and complete.

IN WITNESS WHEREOF, the undersigned has executed this confidential investor questionnaire as of the ____ day of June, 2007.

If a Corporation, Partnership or Other Entity:	If an Individual:

WESLEY CLOVER CORPORATION
Name of Entity	Signature

Corporation
Type of Entity	Printed or Typed Name

Signature of Person Signing	Social Security or Taxpayer I.D. Number

Jose Medeiros
President and Chief Operating Officer
Printed or Typed Name and Title of Person Signing

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